Exhibit (8)(O)

NSCC Membership Number 2006

THE VANGUARD GROUP, INC.

AGREEMENT

THIS AGREEMENT, made this      day of             , 2011, by and between THE VANGUARD GROUP, INC. (“Vanguard”), a Pennsylvania corporation with its principal place of business in Pennsylvania, TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (the “Company”), a New York life insurance company with its principal place of business in New York, on its own behalf and on behalf of each segregated asset account of the Company identified on Schedule A attached hereto (each, an “Account” and collectively, the “Accounts”), as such Schedule A may be mutually amended by the Company, the NSCC Firm (as hereinafter defined) and Vanguard in writing from time to time, and JPMORGAN CHASE BANK, N.A. (the “NSCC Firm”), a national banking association with its principal place of business in Ohio.

W I T N E S S E T H:

WHEREAS, Vanguard provides services as transfer agent, dividend disbursement agent, and shareholder servicing agent for the open-end management investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”), that are included in The Vanguard Group of investment companies, as well as Vanguard STAR Funds and Vanguard Institutional Index Fund (each, a “Vanguard Fund” and collectively, the “Vanguard Funds”);

WHEREAS, the Company is an insurance company which is supervised and examined by state authorities having supervision over insurance companies, and the NSCC Firm is a bank or trust company which is a member of the Federal Reserve System or is supervised and examined by state or federal authorities having supervision over banks;

WHEREAS, the Company has issued or will issue certain individual and group annuity contracts or certificates thereunder (each, a “Contract” and collectively the “Contracts”) designed to fund pension plans meeting the requirements of Internal Revenue Code Sections 401(a)/403(a), 403(b), 414(d), 415(m) and 457 (each, a “Plan” and collectively, the “Plans”);

WHEREAS, each Account is duly established and maintained as a segregated asset account, duly established by resolution of the Board of Trustees of the Company, to set aside and invest assets attributable to the Contracts;

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of certain of the Vanguard Funds listed in Schedule B attached hereto, as it may be amended by the Company and Vanguard in writing from time to time, on behalf of the Accounts to fund the Contracts;

WHEREAS, Vanguard agrees that the Company may purchase shares on behalf of the Accounts for such purpose, provided that the Company acknowledges and agrees that the availability of shares of any Vanguard Fund shall be subject to the Vanguard Fund’s then-current prospectus and statement of additional information, applicable federal and state laws, this Agreement, and applicable rules and regulations of the Securities and Exchange Commission and the Financial Industry Regulatory Authority, Inc.;

WHEREAS, the Contracts provide for the allocation of net amounts received by the Company to sub-accounts of the Accounts which correspond to each Vanguard Fund for investment in shares of the Vanguard Funds;

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

WHEREAS, selection of a particular sub-account is made under the Contracts by the applicable participants or beneficiaries under the applicable Plan (such participants and beneficiaries, in relation to the applicable Contracts, hereinafter the “Contract owners” strictly for the purposes of this Agreement), and such Contract owners may reallocate their investment options among the sub-accounts in accordance with the terms of the Contracts;

WHEREAS, in addition, Plan fiduciaries may designate default investment options, and initiate Plan-level events, in connection with relevant Contracts;

WHEREAS, the Company, directly or through one or more designee(s), provides Contract owner accounting, record-keeping, administrative and/or other services to the Contracts;

WHEREAS, the Company has established or will establish individual accounts on its record-keeping system reflecting all transactions by or on behalf of Contract owners under each Contract which result in purchases or redemptions by the Accounts of shares of the Vanguard Funds;

WHEREAS, Vanguard has established or will establish accounts on its mutual fund shareholder record-keeping system to reflect the Accounts’ ownership of shares of the Vanguard Funds and all transactions by the Accounts involving such shares;

WHEREAS, Vanguard and the NSCC Firm are members of the National Securities Clearing Corporation (“NSCC”) and have access to the NSCC’s Fund/SERV system (“Fund/SERV”), and the Company has access to Fund/SERV through an arrangement with the NSCC Firm;

WHEREAS, Fund/SERV permits the electronic transmission of the Accounts’ account transaction data among Vanguard, the Company and the NSCC Firm;

WHEREAS, the NSCC Firm has been appointed to serve as custodian for the assets of the Accounts invested in the Vanguard Funds and, in such capacity, to make payment for purchases of shares of the Vanguard Funds by the Accounts and to receive payment for redemptions of shares of the Vanguard Funds by the Accounts;

WHEREAS, the NSCC Firm shall not submit or transmit, or initiate or otherwise handle the submission or transmission of, any transactions in the Vanguard Funds by or in connection with the Accounts, or initiate or engage in any other activity (other than making and receiving payments as described in the preceding clause) through Fund/SERV or otherwise with respect to the Accounts’ accounts or transactions in the Vanguard Funds;

WHEREAS, the Company, and not the NSCC Firm, shall submit to Vanguard all orders for purchase, redemption, or exchange of shares of the Vanguard Funds in connection with the Accounts, and shall be responsible and liable in all respects for all such orders as submitted to and received by Vanguard;

WHEREAS, Vanguard, the Company and the NSCC Firm desire to participate in Fund/SERV in accordance with the foregoing with respect to transactions by the Accounts involving shares of the Vanguard Funds, pursuant to the terms and conditions set forth in this Agreement and the Operating and Contingency Procedures/Defined Contribution Clearance & Settlement, as they may be modified from time to time in Vanguard’s sole discretion as more particularly provided herein, which are attached hereto and made a part hereof (the “DCC&S Operating/Contingency Procedures”);

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

WHEREAS, all activity submitted or transmitted to Vanguard through Fund/SERV or otherwise through the NSCC in connection with the Accounts shall be submitted through NSCC membership number 2006;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Appointment of the Company as Agent.

(a) Authorization of Company. Subject to any and all limitations set forth in this Agreement and in the DCC&S Operating/Contingency Procedures, Vanguard, as transfer agent for the Vanguard Funds, hereby appoints the Company as the limited agent of Vanguard, and the Company hereby accepts such appointment, for the purpose of treating transaction instructions received by the Company from Contract owners (to the extent such instructions would result in the purchase, redemption or exchange of Vanguard Fund shares by an Account) (“Instructions”) as receipt by Vanguard of purchase, redemption and exchange orders for shares of the Vanguard Funds. A Vanguard Fund will be deemed to have received a purchase, redemption or exchange order when the Company accepts the order in accordance with this Agreement. A Contract owner will receive the share price next computed by the Vanguard Fund after the time at which such Contract owner places its order with the Company, provided all of the requirements and obligations of the Company with respect to acceptance and transmission of orders set forth in this Agreement are satisfied.

(b) Contract Owner-Level Transactions. The purchases, redemptions and exchanges accepted by the Company pursuant to Section 1(a) above shall be based on: (i) Contract owner-level transactions made by or on behalf of Contract owners under the Accounts which are recorded on the Company’s record-keeping system; or (ii) other authorized transaction directions received by the Company from the Accounts (including authorized transaction directions received from Plan fiduciaries with respect to Plan-level designations or Plan-level events initiated by them in connection with relevant Contracts (such directions from Plan fiduciaries, “Plan-Level Directions”)) which are recorded on the Company’s record-keeping system. For purposes of this Agreement, “Contract owner-level transactions” shall include:

(A) Any authorized Instruction to an Account by or on behalf of any Contract owner to invest contributions in a Vanguard Fund in accordance with the terms and conditions of the Contract and the applicable Vanguard Fund prospectus;

(B) Any authorized Instruction to an Account to exchange existing amounts held on behalf of any Contract owner to a Vanguard Fund in accordance with the terms and conditions of the Contract and the applicable Vanguard Fund prospectus;

(C) Any authorized Instruction to an Account to exchange existing amounts invested in a Vanguard Fund on behalf of any Contract owner to any other investment option offered under the Contract in accordance with the terms and conditions of the Contract and the applicable Vanguard Fund prospectus; and

(D) Any authorized Instruction to an Account on behalf of any Contract owner to pay loan, withdrawal or distribution proceeds to a Contract owner from a Vanguard Fund in accordance with the terms and conditions of the Contract and the applicable Vanguard Fund prospectus.

(c) Contract Recordkeeping. (i) The Company shall maintain records for the Contracts and for the Contract owners reflecting all shares of the Vanguard Funds purchased, redeemed and exchanged by the Accounts based on Contract owner-level transactions (including the date and price for all transactions and share balances) and shall maintain records regarding the handling of all dividends and capital gains distributions paid by the Vanguard Funds. The parties acknowledge that the Company intends to handle such distributions in such a manner that they will be reflected in the AUV for the respective subaccounts of the Accounts. The Company shall reconcile on each

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

day that the New York Stock Exchange is open for trading (a “Business Day”) all transactions by the Accounts involving shares of the Vanguard Funds (including purchases, redemptions and exchanges) with the corresponding Contract owner-level transactions on the Company’s record-keeping system. It is understood that the Company’s maintenance of Contract owner-level account records for an Account is done as the agent for the Account and not as the agent for Vanguard or any of its affiliates.

(ii) The Company shall promptly notify Vanguard if the Company experiences difficulty in maintaining Contract owner-level records described above in an accurate and complete manner. The Company agrees to furnish Vanguard with such information as Vanguard may reasonably request from time to time in a format agreed to by the Company and Vanguard in order for Vanguard to verify the Company’s compliance with the terms of this Agreement (including, without limitation, periodic certifications on not more than an annual basis unless Vanguard has a reasonable basis to believe the Company is not complying with its obligations under this Agreement confirming the provision of the Company’s record-keeping services to the Accounts in a manner consistent with the terms of this Agreement).

(d) No Extension of Agency. Notwithstanding the authorization granted by Vanguard under this Section 1, neither the Company nor the NSCC Firm shall be, nor hold itself out to the public or engage in any activity as, an agent for Vanguard in respect of or in connection with the distribution or marketing of shares of the Vanguard Funds.

(e) Availability of Vanguard Fund Shares. The parties acknowledge and agree that the availability of shares of any Vanguard Fund shall be subject to the Vanguard Fund’s then-current prospectus and statement of additional information, applicable federal and state laws, and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(f) Scope of the Agreement. Each of the Company and the NSCC Firm hereby represents and warrants to Vanguard that all transactional or other activity submitted or transmitted to Vanguard through Fund/SERV or otherwise through the NSCC in connection with the Accounts hereunder shall be submitted through NSCC membership number 2006, and that no such activity shall occur through any other NSCC membership number. The parties acknowledge and agree that this Agreement applies to and governs only those activities effected through NSCC membership number 2006 that concern the Accounts and Contracts, and that this Agreement does not apply to other activity that may occur through such NSCC membership number in connection with other accounts of the NSCC Firm and/or the Company in the Vanguard Funds.

2. Compliance Responsibilities.

(a) Vanguard is responsible for (i) the compliance of each prospectus, registration statement, annual or other periodic report, proxy statement and item of advertising or marketing material prepared by it relating to each Vanguard Fund with all applicable laws, rules and regulations (except for advertising or marketing material prepared by the Company to the extent any information therein was not published or provided to the Company by or on behalf of Vanguard or any Vanguard Fund or accurately derived from information published or provided by or on behalf of Vanguard or any Vanguard Fund), (ii) the registration or qualification of the shares of each Vanguard Fund under all applicable laws, rules and regulations, and (iii) the compliance by Vanguard and each Vanguard Fund with all applicable laws, rules and regulations (including the 1940 Act) governing its performance under this Agreement, and the rules and regulations of each self-regulatory organization with jurisdiction over Vanguard or the Vanguard Fund, except to the extent that the failure to so comply by Vanguard or any Vanguard Fund is caused by the Company’s or the NSCC Firm’s breach of this Agreement or the Company’s or the NSCC Firm’s willful misconduct or negligence in the performance of, or failure to perform, their respective obligations under this Agreement; provided, however, that the Company will not be responsible to the extent of any continued failure of Vanguard and the Vanguard

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

Fund to so comply due to failure of Vanguard or a Vanguard Fund to take all necessary steps to mitigate such continued non-compliance.

(b) The Company is responsible for the Company’s compliance with all applicable laws, rules and regulations governing its performance under this Agreement, and the rules and regulations of each self-regulatory organization with jurisdiction over the Company, except to the extent that the Company’s failure to comply with any law, rule or regulation is caused by Vanguard’s or the NSCC Firm’s breach of this Agreement or Vanguard’s or the NSCC Firm’s willful misconduct or negligence in the performance of, or failure to perform, its obligations under this Agreement.

(c) The NSCC Firm is responsible for the NSCC Firm’s compliance with all applicable laws, rules and regulations governing its performance of its obligations under this Agreement, except to the extent that the NSCC Firm’s failure to comply with any law, rule or regulation is caused by Vanguard’s or the Company’s breach of this Agreement or Vanguard’s or the Company’s willful misconduct or negligence in the performance of, or failure to perform, its obligations under this Agreement.

(d) Upon written request, Vanguard will inform Company as to the states and jurisdictions in which the shares of a Vanguard Fund listed on Schedule B have been qualified for sale under, or are exempt from, the requirements of, the respective securities laws of such states and jurisdictions and will promptly advise the Company if (i) if any such qualification of shares is terminated, (ii) if Vanguard Fund shares are not qualified, that any applicable exemption from such qualification is terminated, or (iii) if it wishes the Company not to place purchase orders for a Vanguard Fund in connection with Accounts, Plans or Contract owners whose account addresses are in a particular state or other U.S. jurisdiction.

3. Fees and Expenses.

(a) Vanguard, the Company and the NSCC Firm agree that no fees will be paid to, or exchanged or shared among Vanguard, the Company and the NSCC Firm under this Agreement. For clarity, the foregoing shall not include Vanguard Fund redemption or purchase fees or other similar fees assessed, retained or remitted in accordance with this Agreement in connection with the Orders processed hereunder.

(b) Each party will pay all of its out-of-pocket expenses incurred in connection with the performance of its obligations under this Agreement, except as may otherwise be specified in this Agreement.

4. Representations and Warranties.

(a) Vanguard represents and warrants that:

(i) It has the requisite authority to enter into this Agreement on its own behalf and on behalf of the Vanguard Funds;

(ii) It has taken all actions legally necessary to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and this Agreement has been duly executed and delivered by its authorized representative and constitutes its legal, valid and binding obligation, enforceable against Vanguard in accordance with its terms;

(iii) It or an affiliate is in compliance with the applicable conditions and qualifications set forth in Rule 2830 of the Conduct Rules of FINRA, as amended from time to time, which enable a member of FINRA to offer or sell shares of the Vanguard Funds;

(iv) Each Vanguard Fund is a no load or no sales charge fund;

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

(v) Either the Vanguard Funds, Vanguard or its agent are Fund Members of the NSCC and have access to the NSCC’s Fund/SERV system;

(vi) Vanguard currently has and at all times pertinent hereto will have sufficient financial resources, whether through a fidelity bond or otherwise, to meet all of its financial obligations arising under this Agreement, including its obligations under Section 12 of this Agreement;

(vii) The Vanguard Funds listed on Schedule B are lawfully organized and validly existing under the laws of the State of Delaware and comply and will comply in all material respects with the 1940 Act and any applicable regulations thereunder;

(viii) Vanguard Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal and state securities laws and the Vanguard Funds listed on Schedule B are and shall remain registered under the 1940 Act; such Vanguard Funds shall amend their registration statements for their shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares; each such Vanguard Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by such fund, its distributor or sponsor;

(ix) Each Vanguard Fund listed on Schedule B is qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and will make every effort to maintain qualification (under Subchapter M or any successor or similar provision) and Vanguard will notify the Company immediately upon having a reasonable basis for believing that any such Vanguard Fund ceased to so qualify or that it might not so qualify in the future;

(x) The Vanguard Funds’ distributor is a member in good standing of FINRA and is registered as a broker-dealer with the SEC and will sell and distribute the Vanguard Fund shares in accordance with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act;

(xi) Vanguard and each of the Vanguard Funds listed on Schedule B and all of their trustees, directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of such Vanguard Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of such Vanguard Fund in an amount not less than the minimum coverage required currently by Rule 17g-1 under the 1940 Act or other applicable laws or regulations as may be promulgated from time to time; the aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company;

(xii) With respect to all Orders received by Vanguard through Fund/SERV pursuant to this Agreement, Vanguard will maintain, or cause to be maintained, any records documenting such Orders that a mutual fund’s transfer agent is required to maintain under applicable laws and regulations and shall make such records available to the Company for inspection to the extent that a mutual fund transfer agent is required to do so under applicable laws and regulations or to the extent that Vanguard in its reasonable discretion deems it appropriate to make such records available to the Company; and

(xiii) Vanguard represents and warrants that each investment adviser for each Vanguard Fund is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

(b) The Company represents and warrants that:

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

(i) It is one or more of the following: (A) a broker-dealer registered under the Exchange Act and a member in good standing of FINRA; (B) an investment adviser registered under the Investment Advisers Act of 1940, as amended; (C) a bank or trust company which is a member of the Federal Reserve System or is supervised and examined by state or federal authorities having supervision over banks; (D) an insurance company which is supervised and examined by state authorities having supervision over insurance companies; or (E) a transfer agent or clearing agency registered under the Exchange Act;

(ii) It has taken all actions legally necessary to authorize the execution and delivery of this Agreement, on its own behalf and on behalf of the Accounts, and the performance of its obligations hereunder, and this Agreement has been duly executed and delivered by its authorized representative and constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms;

(iii) Each Account is duly established and maintained as a segregated asset account, duly established by resolution of the Board of Trustees of the Company, to set aside and invest assets attributable to the Contracts;

(iv) It will not transmit, or cause or permit the transmission of, any Order (as defined below) to Vanguard through Fund/SERV on a Business Day pursuant to this Agreement unless the Company has received, as applicable, (A) the Instructions corresponding to such Order from the Contract owners, and (B) the Plan-Level Directions corresponding to such Orders from the Plan fiduciaries, prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern Time) (“Market Close”) on the Indicated Trade Date (as defined below) for such Order;

(v) It will not permit an Account or a Contract owner to cancel or modify after Market Close on a Business Day any Order or Instructions, respectively, received from such Account or Contract owner prior to Market Close on such Business Day;

(vi) All Orders transmitted to Vanguard through Fund/SERV pursuant to this Agreement will have been duly authorized by the applicable Account;

(vii) All Orders transmitted to Vanguard through Fund/SERV, and any corrections to such Orders, will be entered onto Fund/SERV by the applicable daily cutoff time for Order entries or entry corrections set forth in the DCC&S Operating Procedures;

(viii) With respect to all Orders transmitted to Vanguard through Fund/SERV pursuant to this Agreement, the Company will maintain, or cause to be maintained, records sufficient to document the truth of the representations and warranties set forth in this Section 4(b);

(ix) The Company maintains policies and procedures that are designed to ensure compliance with the requirements of Rule 22c-1 under the 1940 Act, applicable SEC and SEC staff interpretations, and the terms of this Agreement, and the Company is in material compliance with such policies and procedures;

(x) The Company currently has and at all times pertinent hereto will have sufficient financial resources, whether through a fidelity bond or otherwise, to meet all of its financial obligations arising under this Agreement, including its obligations under Section 12 of this Agreement; and

(xi) In connection with the authorizations in Section 1 of this Agreement, the Company represents and warrants to Vanguard that:

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

(A) The Company has implemented an internal control structure and adopted written internal control procedures that are reasonably designed to prevent and detect on a timely basis Instructions received by the Company after Market Close from being aggregated with Instructions received by the Company before Market Close, and to minimize errors that could result in late transmission of Orders to Vanguard (“Internal Control Procedures”).

(B) The Company will review, no less than annually, the adequacy of its Internal Control Procedures and will change and modify them as necessary to maintain their adequacy.

(C) Upon request by Vanguard, the Company will provide Vanguard with a summary of its Internal Control Procedures and a certification from the Company as to whether they are adequate as of the most recent review.

(c) The NSCC Firm represents and warrants that:

(i) It is one or more of the following: (A) a broker-dealer registered under the Exchange Act and a member in good standing of FINRA; (B) an investment adviser registered under the Investment Advisers Act of 1940, as amended; (C) a bank or trust company which is a member of the Federal Reserve System or is supervised and examined by state or federal authorities having supervision over banks; (D) an insurance company which is supervised and examined by state authorities having supervision over insurance companies; or (E) a transfer agent or clearing agency registered under the Exchange Act;

(ii) It or a relevant designee is an NSCC Member and has access to Fund/SERV;

(iii) It has taken all actions legally necessary to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and this Agreement has been duly executed and delivered by its authorized representative and constitutes its legal, valid and binding obligation, enforceable against the NSCC Firm in accordance with its terms;

(iv) It shall not submit or transmit, or initiate or otherwise handle the submission or transmission of, any transactions in the Vanguard Funds by or in connection with the Accounts, or initiate or engage in any other activity (other than making payment for purchases of shares of the Vanguard Funds by the Accounts and receiving payment for redemptions of shares of the Vanguard Funds by the Accounts) through Fund/SERV or otherwise with respect to the Accounts’ accounts or transactions in the Vanguard Funds; and

(v) The NSCC Firm currently has and at all times pertinent hereto will have sufficient financial resources, whether through a fidelity bond or otherwise, to meet all of its financial obligations arising under this Agreement.

For the purposes of this Agreement, “Order” means any order for the purchase, redemption, or exchange of shares of, and/or registration of an account in, the Vanguard Funds, and “Indicated Trade Date” means a trade date indicated or otherwise requested to be assigned to an Order or other transaction involving shares of the Vanguard Funds submitted or transmitted to Vanguard, as indicated in the applicable submission or transmission.

5. Obligations of Vanguard.

(a) Transactions Subject to Fund/SERV. Vanguard will accept Orders transmitted through Fund/SERV on behalf of the Accounts in accordance with this Agreement and the DCC&S Operating/Contingency Procedures. Vanguard will be responsible for processing and executing any such Orders in a timely manner.

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

(b) Performance of Duties. Vanguard will perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC from time to time. Vanguard will maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement. Vanguard will conduct each of the foregoing activities in a competent manner and in compliance with (i) all applicable laws, rules and regulations, including NSCC rules and procedures relating to Fund/SERV, and (ii) the then-current prospectuses, statements of additional information (“SAIs”), and policies of the Vanguard Funds; provided, however, that in the event of a conflict between the provisions of the DCC&S Operating/Contingency Procedures and any applicable “optional” NSCC rule or procedure, the DCC&S Operating/Contingency Procedures will control.

(c) Accuracy of Information, Transmissions Through and Access to Fund/SERV. All information provided by Vanguard through Fund/SERV and pursuant to this Agreement will be accurate, complete and in the format prescribed by the NSCC. Vanguard will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and to limit the access to, and the inputting of data into, Fund/SERV to persons specifically authorized by Vanguard.

(d) Pricing Information. On every Business Day, Vanguard will transmit by 7:00 p.m., Eastern time, each Vanguard Fund’s closing net asset value and public offering price (if applicable) for that day and/or notification of no price for that day, to the Company via both the NSCC’s Mutual Fund Profile Service and such other transmission method mutually agreed to by Vanguard and the Company. Vanguard shall provide such information on a best efforts basis taking into consideration any extraordinary circumstances arising at the Vanguard Funds (e.g., natural disasters, etc.). Neither the Company nor the NSCC Firm shall be entitled to rely on any source of net asset value information other than such transmission by Vanguard.

(e) Vanguard shall make available to the Company information regarding any income, dividends, or capital gain distributions payable on any Vanguard Fund shares as soon as reasonably practicable whether by means of web or other mutually agreed upon means of obtaining the information. The Company, on its behalf and on behalf of each Account, hereby elects to receive all such income, dividends, and capital gain distributions as are payable on any shares in the form of additional shares of the applicable Vanguard Fund. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such income, dividends, and capital gain distributions in cash. The Fund shall make available to the Company, as soon as reasonably practicable, information regarding the number of shares so issued as payment of such dividends and distributions.

(f) Vanguard will use commercially reasonable efforts to furnish to the Company information regarding the Vanguard Funds reasonably requested by the Company that is not otherwise available to the Company and that the Company is required to obtain in order for the Company, the Accounts, and/or the Contracts to comply with any applicable state insurance laws or regulations (such as information which is required by state insurance law to enable the Company to obtain the authority needed to issue the Contracts in any applicable state); provided that Vanguard shall have no obligation to disclose or supply information that it in its sole discretion deems proprietary, confidential, and/or not reasonably practicable to provide. Vanguard’s furnishing of information pursuant to this Section 5(f) shall not be deemed to derogate from the Company’s responsibilities referenced in Section 2(b), and shall not confer upon Vanguard or the Vanguard Funds any responsibility for the Company’s, the Accounts’, or the Contracts’ compliance with any of the aforementioned state insurance laws or regulations.

6. Obligations of the Company and the NSCC Firm.

(a) Performance of Duties. Each of the Company and the NSCC Firm will perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

established by the NSCC from time to time with respect to the duties each of the Company and the NSCC Firm has agreed to perform under this Agreement. Each of the Company and the NSCC Firm will maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement. Each of the Company and the NSCC Firm will conduct each of the foregoing activities in a competent manner and in compliance with all applicable laws, rules and regulations, including, as applicable, NSCC rules and procedures relating to Fund/SERV; provided, however, that in the event of a conflict between the provisions of the DCC&S Operating/Contingency Procedures and any applicable “optional” NSCC rule or procedure, the DCC&S Operating/Contingency Procedures will control.

(b) Accuracy of Information, Transmissions Through and Access to Fund/SERV. All information provided by the Company to Vanguard through Fund/SERV and pursuant to this Agreement will be accurate, complete and in the format prescribed by the NSCC. For each Fund/SERV Order, the Company will provide Vanguard with all information reasonably required by Vanguard to establish and maintain such Order (and any subsequent adjustments to such Order). The Company will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and to limit the access to, and the inputting of data into, Fund/SERV to persons specifically authorized by the Company, as applicable.

(c) Accepting and Transmitting Orders. As provided in Section 1, and in accordance with the procedures set forth below and in the DCC&S Operating/Contingency Procedures, the Company will act as the limited agent of Vanguard to receive Instructions from Contract owners corresponding to purchase, redemption and exchange Orders by the Accounts of shares of the Vanguard Funds. All such Orders shall be settled by the NSCC Firm with the NSCC, except as otherwise provided in the DCC&S Operating/Contingency Procedures.

(i) Receipt by the Company of Contract Owner-Level Transactions. The parties understand and agree that the Company may receive Contract owner-level transactions in various formats, including directions in writing, by computer magnetic tape, diskette or electronic data transmission, through interactive voice response system, or by any other accepted method for transmitting data that is adopted for the Contracts and the Accounts. All Contract owner-level transactions shall be received and processed by the Company in accordance with its standard transaction processing procedures that apply to all investment options offered under the Contracts. The Company shall maintain records sufficient to identify the date and time of receipt of all Contract owner-level transactions involving the Vanguard Funds and shall make such records available upon request for examination by Vanguard or its designated representative or, at the request of Vanguard, by appropriate governmental authorities or self-regulatory organizations. Under no circumstances shall the Company change, alter or manipulate any Contract owner-level transactions received by it in good order.

(ii) Transmission of Orders. Based on the Contract owner-level transactions and other authorized Account transactions received by the Company prior to Market Close on each Business Day, the Company shall transmit, or cause to be transmitted, to Vanguard via Fund/SERV by the time of receipt of Cycle 7 from the NSCC on the following Business Day (approximately 7:00 a.m. Eastern time), a file containing the Order, in dollars or shares, by each Account for shares of each Vanguard Fund. Each such transmission of an Order shall constitute a representation by the Company that such order was based solely on Contract owner-level transactions and other authorized Account transactions received by the Company prior to the Market Close on the previous Business Day, and that such Order included only and all such transactions so received by the Company.

(d) Redemption Fees. The Company agrees that it will, where applicable, track, assess, and cause the NSCC Firm to remit to Vanguard, for the benefit of the relevant Vanguard Funds, redemption fees incurred as a result of transactions in such Vanguard Funds by or on behalf of Contract owners through the Accounts, in accordance with the terms of the Redemption Fee Procedures set forth in Exhibit A attached to this Agreement, as such Exhibit may be modified by Vanguard from time to time in its discretion upon at least 60 days prior written notice to the Company.

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

(e) Purchase Fees. The Company agrees that it will, where applicable, track, assess, and cause the NSCC Firm to remit to Vanguard, for the benefit of the relevant Vanguard Funds, purchase fees incurred as a result of transactions in such Vanguard Funds by or on behalf of Contract owners through the Accounts in accordance with the terms of the Purchase Fee Procedures set forth in Exhibit B attached to this Agreement, as such Exhibit may be modified by Vanguard from time to time in its discretion upon at least 60 days prior written notice to the Company.

(f) Frequent Trading Policy. The Company agrees that it will apply the frequent trading policy described in or attached as Exhibit C to this Agreement to Contract owners transacting in the Vanguard Funds through the Accounts, as such Exhibit may be modified by the Company upon reasonable advance written notice to Vanguard. For clarity, the Company and Vanguard agree that the Company will not apply the Vanguard Fund’s frequent trading policy to Contract owner transactions, but instead will apply the policy specified in Exhibit C to Contract owner transactions, as such Exhibit C may be modified by the Company from time to time in its discretion upon at least 60 days prior written notice to Vanguard. In addition, the Company will take action as specified in Section 6(l)(ii).

(g) Extraordinary Events. The Company is not authorized to accept as Vanguard’s agent any Order for the purchase or redemption of shares in an amount which equals or exceeds the “Large Transaction Amount” for a Vanguard Fund, as specified in Attachment A to the DCC&S Operating/Contingency Procedures (“Attachment A”), where such Order is the result of an “Extraordinary Event” of which the Company is aware, unless the Company has notified Vanguard of such Order by telephone as soon as practicable on the trade date and in no event later than one hour prior to the Market Close on the trade date. For these purposes, an “Extraordinary Event” shall mean an event outside the normal operation of an Account such as an entire Account moving into or out of a Vanguard Fund or an asset transfer or merger arising from a merger, acquisition or divestiture. In addition, in accordance with the prospectus of each Vanguard Fund, Vanguard reserves the right to refuse any purchase Order, or to delay settlement of any redemption Order, which Vanguard, in its sole discretion, deems disruptive or detrimental to the applicable Vanguard Fund. In connection with any redemption Order that equals or exceeds the applicable Large Transaction Amount, Vanguard reserves the right to delay delivery of redemption proceeds for up to seven days, to the extent permitted by applicable law or regulation, or to effect the redemption through an in-kind distribution of securities to the NSCC Firm or the Company. In connection with Vanguard or a Vanguard Fund’s determination of whether it will effect the redemption through an in-kind distribution of securities, Vanguard and such Vanguard Fund agree to consider all information that may be provided by the Company concerning circumstances particular to the Accounts and Contracts, including with respect to any impact such in-kind distribution may have on the Accounts and any obligations of the Company that may arise from any such in-kind distribution, such as a need to obtain an order pursuant to Section 26(c) of the 1940 Act to permit substitution, and agrees to, in any such circumstance, engage with the Company in an effort to reach a mutually agreeable resolution regarding such distribution requirement; provided that Vanguard shall have the right to in its sole discretion make the final determination as to whether the redemption will be effected through an in-kind distribution of securities. In the case of an in-kind distribution, the Company and the NSCC Firm will cooperate to determine where such securities are to be delivered and will in a timely manner provide instructions to Vanguard regarding such delivery. Vanguard reserves the right to revise Attachment A at any time and will provide 30 days’ advance written notice of such revision to the Company.

(h) Multiple Share Classes. Certain Vanguard Funds identified on Attachment A offer one or more special share classes to qualifying investors investing in such Vanguard Funds, including investors investing through financial intermediaries. Vanguard agrees to make these share classes, as in effect from time to time, available to those Company accounts with Vanguard that satisfy all then-current eligibility requirements, as specified in Exhibit D attached to this Agreement (which Exhibit may be modified by Vanguard from time to time in its discretion upon at least 30 days prior written notice to the Company), subject to the Company’s compliance with the additional terms and conditions set forth in Exhibit D. Vanguard and the Vanguard Funds reserve the right to discontinue availability of any one or more share classes at any time and for any reason without prior notice.

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

(i) Closed Funds. On occasion, Vanguard may close to new or existing investors one or more of the Vanguard Funds (“Closed Funds”) on terms or subject to conditions that may vary from Closed Fund to Closed Fund.

(i) If, pursuant to the terms of a Closed Fund’s closure, any Closed Fund remains available to Accounts investing in the Closed Fund, then from and after the date on which such Closed Fund is closed to new investors (as such date is determined by Vanguard), the Company will not:

(A) Open, or cause to be opened, a new account in such Closed Fund, or

(B) Transmit, or cause or permit to be transmitted, an Order to purchase shares of such Closed Fund,

unless, in either case, the Account for which such account is opened or Order is transmitted is eligible to invest in such Closed Fund pursuant to the terms of the closure and, if applicable, the aggregate amount invested in the Closed Fund by such Account during the relevant period does not exceed any maximum investment limitation imposed in connection with the fund closing.

(ii) If a new account is opened in a Closed Fund or a purchase of shares in a Closed Fund is requested in violation of this Section 6(i), Vanguard shall be authorized to cancel the Order by means of which the new account was opened or the purchase was requested at any time and, in the case of a new account, to terminate the account at any time. Any such cancellation and/or termination shall be on a current-day basis, and Vanguard will return to the NSCC Firm for credit to the Account the lesser of (A) the amount initially invested in violation of paragraph (i) above or (B) the then-current value of such investment.

(iii) The terms of a Closed Fund’s closure typically permit existing Closed Fund shareholders to continue to hold existing shares purchased prior to the effective date of the closure and held at the time of the closure. Without limiting any rights of Vanguard or the Vanguard Funds under this Agreement or otherwise, in the event of a Closed Fund, Contract owners invested in the Closed Fund through the Accounts at the time of the closure shall typically be permitted to continue to remain invested in the Closed Fund through the Accounts and the Accounts shall not typically be required to liquidate shares of the Closed Fund held by the Account purchased prior to the effective date of the closure and held at the time of the closure. In any event that the terms of a Closed Fund’s closure would require any such shares to be liquidated, Vanguard agrees to consider all circumstances particular to the Accounts and Contracts in determining whether such liquidation requirement will apply to the Accounts, including any impact such liquidation requirement may have on the Accounts and any obligations of the Company that may arise from any such liquidation requirement, such as a need to obtain an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the Closed Fund shares, and agrees to, in any such circumstance, engage with the Company in an effort to reach a mutually agreeable resolution regarding the applicability of any such liquidation requirement to the Accounts.

(j) Advance Information. Vanguard will provide the Company with reasonable notice of any revisions to the Vanguard Funds’ prospectuses and/or SAIs that Vanguard believes would affect the Company’s performance of its respective duties and obligations pursuant to this Agreement and will provide advance notice of such revisions to the extent that it is required to do so pursuant to applicable laws, rules or regulations or to the extent that it elects in any given case in its sole discretion to do so with respect to intermediary firms generally. In addition, from time to time, the Vanguard Funds may implement policy changes that affect the Company’s performance of recordkeeping for an Account. In order to allow the Company a reasonable amount of time to make any necessary adjustment to its record-keeping systems, Vanguard, in its sole discretion, may communicate such policy changes to the Company before transmitting this information to Vanguard Fund

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

shareholders as a whole (“Advance Information”). The Company shall treat all Advance Information as confidential pursuant to Section 11 of this Agreement and, prior to its being made public by Vanguard, shall use such information solely for systems adjustment purposes. The Company shall communicate Advance Information to its own directors, officers and employees on a need to know basis, only. Under no circumstances shall the Company communicate Advance Information to any Contract owners or to anyone else except as expressly permitted in this Section 6(j) or with Vanguard’s prior written consent, until such information becomes publicly available.

(k)	Tax Compliance and Reporting.

(i) Responsibilities of the Company. The Company shall be responsible for obtaining all information necessary in order to assure that all accounts in the Vanguard Funds are established and maintained in compliance with applicable tax laws, rules and regulations. The Company shall comply in all respects with any and all applicable obligations relating to tax reporting and withholding pursuant to the Code, or other applicable tax laws, rules and regulations, including without limitation such obligations relating to Account purchases and redemptions and any Contract owner-level transactions. The Company shall promptly advise Vanguard or the Vanguard Funds of any matter that may affect the responsibilities of the Vanguard Funds or Vanguard to Contract owners pursuant to the Code or other applicable tax laws, rules and regulations. All information that is received by the Company from the Vanguard Funds or Vanguard for inclusion in Contract owner tax statements shall be reported to the Contract owners accurately, completely and in a timely manner. The Company also agrees to obtain and maintain, and to the extent necessary, provide to any Vanguard Fund or Vanguard, for each account in a Vanguard Fund, all forms or documents required by applicable laws, rules or regulations with regard to any of the foregoing.

(ii) Tax Status of the Company. Upon execution of this Agreement, the Company will provide Vanguard with a duly completed Internal Revenue Service (“IRS”) Form W-9 (Request for Taxpayer Identification Number and Certification), or any updated or successor form, signed under penalties of perjury. The Company agrees to notify Vanguard of any changes in its respective tax status and, as appropriate, to provide Vanguard with a new IRS Form W-9, or any updated or successor form.

(iii) Survival of Tax Obligations. As the Company is responsible hereunder for complying with all applicable laws, rules and regulations concerning the proper establishment and continued maintenance of its accounts in the Vanguard Funds, including, without limitation, IRS or Code requirements regarding certified tax identification numbers and compliance with all applicable tax laws, rules and regulations relating to tax reporting and withholding, Vanguard and the Vanguard Funds will not be responsible for compliance therewith. All obligations of the Company related to such tax compliance, including without limitation compliance with all notice obligations under IRS or Code requirements and payment of any and all related fines, interest, penalties or tax, shall survive termination of the Company’s accounts and this Agreement.

(iv) Manual Settlement Procedures. If the Company or the NSCC Firm instructs Vanguard or a Vanguard Fund to remit payments other than to the Company or the NSCC Firm as provided in Section 5(f) of the DCC&S Operating/Contingency Procedures and Vanguard or a Vanguard Fund accepts such instructions, the Company will be responsible hereunder for complying with all applicable tax laws, rules and regulations concerning such payment, including without limitation any tax reporting and withholding requirements under IRS or Code requirements. The NSCC Firm shall not instruct Vanguard to change wiring instructions without the Company’s prior consent. The Company shall not instruct Vanguard to change wiring instructions without the NSCC Firm’s prior consent.

(l)	Certain Transactions and Restrictions.

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

(i) The Company agrees that it will provide, not later than five Business Days after receipt of a written request by Vanguard on behalf of a Vanguard Fund, the Taxpayer Identification Number of any or all Contract owner(s) and the amount, date, name of investment professional associated with the Contract owner (if any), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of shares of such Vanguard Fund held through an account maintained by the Company during the specific period covered by the request. Unless required by applicable law, rule or regulation, Vanguard and the Vanguard Funds agree not to use the information received under this Section for marketing or any other purpose not related to (A) limiting or reducing abusive trading in shares issued by the Vanguard Funds or (B) collecting purchase or redemption fees (if any).

(ii) The Company agrees that it will execute written instructions from Vanguard on behalf of a Vanguard Fund, including instructions to restrict or prohibit purchases or exchanges of Vanguard Fund shares in specific accounts or by or on behalf of specific Contract owners identified by such Vanguard Fund. Any such instructions by Vanguard shall include the Taxpayer Identification Number or equivalent identifying number of the Contract owner(s) to which the instructions relate and the specific restriction(s) to be executed. The Company agrees that it will execute any such instructions as soon as reasonably practicable, but not later than five Business Days after receipt of the instructions by the Company.

7. Adjustments.

(a) Same Day Order Corrections. Vanguard will accept and honor corrections to any Orders transmitted through Fund/SERV in accordance with the DCC&S Operating/Contingency Procedures.

(b) Overpayments. In the event that the Company or the NSCC Firm makes an overpayment to Vanguard, or Vanguard makes an overpayment to the Company or the NSCC Firm, in connection with a Fund/SERV Order, the party that has been overpaid will promptly repay the other party the total amount of such overpayment upon receipt of notice of such overpayment. Notwithstanding the foregoing, if an Account or Contract owner has received cash in excess of that to which it is entitled, the Company will, when requested by Vanguard, and to the extent practicable and permitted by law, debit or cause to be debited from the applicable Account’s account the amount of such excess, but only to the extent of any cash in the account, and repay it to the affected Vanguard Fund. Upon the request of Vanguard, and to the extent practicable and permitted by law, the Company shall provide Vanguard, at Vanguard’s cost and expense, with the names of Plan Contract owners and other relevant information concerning the affected accounts to assist Vanguard in the collection of any such excess amount not repaid to the Vanguard Funds.

(c) Processing Adjustments. Each Business Day the Company, the NSCC Firm and Vanguard will reconcile their records so that an appropriate number of shares of each of the Vanguard Funds is credited to the Company’s (or, as applicable, the NSCC Firm’s) accounts on behalf of the Accounts invested in the Vanguard Funds.

(i) In the event of any error (other than a Pricing Error, as hereinafter defined) or delay with respect to the procedures outlined in this Agreement that is caused by Vanguard, Vanguard shall make any adjustments on Vanguard’s accounting system necessary to correct such error or delay and shall reimburse the Company for any losses or reasonable costs incurred directly as a result of the error or delay.

(ii) In the event of any error or delay in transmitting an Order that is caused by the Company, its designee, or the NSCC Firm and which is not corrected in accordance with Section 7(a) above, the following provisions will apply:

(A) Upon receipt from the Company of documentation sufficient in Vanguard’s sole discretion to establish the details of such Order and the time at which it or the corresponding Instructions

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

were received from the Account or Contract owner by the Company, Vanguard will correct its records to reflect the Order as transmitted to Vanguard; and

(B) The Company will promptly reimburse the Plan, Vanguard and the Vanguard Funds for any losses or reasonable costs incurred directly as a result of the error or delay. The Company agrees that, insofar as Vanguard and the Vanguard Funds are concerned, such losses or reasonable costs will include, at a minimum, any market or direct and reasonable out of pocket costs associated with effecting Orders on an “as of” basis or canceling such Orders.

(iii) The Company and Vanguard each agree to provide the other prompt notice of any errors or delays of the type referred to in this Section 7(c) and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any costs or losses resulting from such errors or delays.

(d) Pricing Errors. In the event of an error in the computation of a Vanguard Fund’s net asset value per share which, in accordance with procedures adopted by the Fund’s Board of Trustees consistent with views expressed by the SEC regarding appropriate error correction standards, as shall be in effect or amended from time to time, requires adjustment to Orders previously effected on behalf of an Account (a “Pricing Error”), Vanguard shall notify the Company and the NSCC Firm as soon as possible after discovery of the Pricing Error. Such notification may be oral, but shall be confirmed promptly in writing. In such event, Vanguard shall reimburse the affected Vanguard Fund for any loss (without taking into consideration any positive effect of such Pricing Error). Vanguard will be responsible for making the Account whole in the event of a Pricing Error resulting in a lesser amount than what would have been had such Pricing Error not been committed, and shall make appropriate adjustments to the Company’s accounts. Such adjustments will be made at the level of the Accounts’ accounts on Vanguard’s mutual fund shareholder record-keeping system; this will result in either a net payment to the NSCC Firm from Vanguard (in the event that the Pricing Error resulted in Account losses) or from the NSCC Firm, at the direction of the Company, to Vanguard (in the event that the Pricing Error resulted in Account gains). If any Contract owner receives, solely as a result of a Pricing Error and prior to the Company’s and the NSCC Firm’s receipt of notice of such Pricing Error, an amount in excess of the amount to which such Contract owner is entitled (an “overpayment”), the Company will make a good faith attempt to collect the overpayment from such Contract owner to the extent practicable and permitted by law. If the Company’s collection efforts are unsuccessful, neither the Company nor the NSCC Firm shall be required to repay the overpayment out of its own funds, provided the overpayment was not the result of an error or other negligent act or omission on the part of the Company or the NSCC Firm, respectively, but to the extent practicable and permitted by law, the Company shall provide Vanguard, at its cost and expense, with the name and address of the Contract owner to whom such overpayment was made. In addition, in the event that the Pricing Error causes the Company to incur any direct costs for re-processing Contract owner accounts, such as preparing and mailing revised statements, Vanguard shall reimburse the Company for all such reasonable costs upon receipt from the Company of an invoice or other statement documenting such costs in reasonable detail.

8. Contingency Procedures. In the case of any interruptions to the transmission or receipt of Orders through Fund/SERV, the Company will submit Orders to Vanguard in accordance with the contingency procedures set forth in the DCC&S Operating/Contingency Procedures, as in effect from time to time.

9. Vanguard Fund Information.

(a) Vanguard will supply to the Company upon request, at Vanguard’s expense, reasonably sufficient supplies of the materials listed below for distribution to Contract owners, to the extent required by applicable laws, rules or regulations, which distribution shall be arranged by the Company to occur immediately upon the effective date of the materials or as soon thereafter as practicable:

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

(i) All proxy or information statements prepared for circulation to shareholders of record of a Vanguard Fund;

(ii) Annual and semi-annual reports; and

(iii) All updated prospectuses and statements of additional information and supplements and amendments thereto.

(b) The Company will timely deliver, or cause to be delivered, to Contract owners all Vanguard Fund prospectuses, shareholder reports, and proxy statements and related materials as required by applicable laws, rules or regulations, rules or regulations of any self-regulatory organization with jurisdiction over the Company, and/or the Company’s agreement with the Contract owner.

(c) Additional Terms Regarding Summary Prospectuses.

(i) For purposes of this Agreement, (A) the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498 of the 1933 Act, as amended (“Rule 498”) and (B) the term “prospectus” shall refer to a Vanguard Fund’s Summary Prospectus or its Statutory Prospectus, including amendments thereto. The term “Fund Documents” shall mean those documents prepared by a Vanguard Fund that, pursuant to Rule 498(e)(1) or any successor rule, must be publicly accessible, free of charge, at the Web site address specified on the cover page or at the beginning of a Summary Prospectus, including, as applicable, the items listed in Section 9(a) above.

(ii) To the extent that any Vanguard Fund listed on Schedule B offers a Summary Prospectus, Vanguard will comply with all laws and regulations applicable to Vanguard or the Vanguard Fund in connection with the offering of a Summary Prospectus. Without limiting the foregoing, (A) Vanguard warrants that the Summary Prospectuses and the hosting of such Summary Prospectuses on the Web site maintained by a Vanguard Fund or its agent where Contract owners and prospective Contract owners may access the Fund Documents will comply in all material respects with the requirements of Rule 498 or any successor rule applicable to the Vanguard Fund, and (B) Vanguard will be responsible for compliance with the provisions of Rule 498(f)(1) or any successor rule involving Contract owner requests for additional Fund Documents that may be made directly to Vanguard.

(iii) To the extent that the Company elects to utilize a Vanguard Fund’s Summary Prospectus, the Company will comply with all laws and regulations applicable to the Company, the Accounts, or the Contracts in connection with the use of a Summary Prospectus. Without limiting the foregoing, the Company represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(1) or any successor rule involving Contract owner requests for additional Fund Documents made directly to the Company or one of its affiliates.

(iv) The parties agree that the Company is not required to distribute Summary Prospectuses (instead of a Statutory Prospectus) to its Contract owners, but rather the use of the Summary Prospectus (instead of a Statutory Prospectus) will be at the discretion of Company. Vanguard or a Vanguard Fund may provide web links or URLs to the Company for use with Company’s electronic delivery of Fund Documents or on the Company’s website. Company will be solely responsible for the maintenance of such web links.

(v) If at any point a Vanguard Fund determines that it no longer wishes to utilize the Summary Prospectus delivery option, the Vanguard Fund must provide the Company with reasonable advance written notice of this intent so that the Company can arrange to deliver a Statutory Prospectus in place of a Summary Prospectus, and to reprint any bound volume. After the termination of any notice period provided to the Company pursuant to this subsection, the Vanguard Fund shall continue to comply with any applicable

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

requirements of Rule 498 or any successor rule, including any requirement thereunder to maintain the Vanguard Web site for any minimum period.

(vi) Vanguard will use commercially reasonable efforts to furnish to the Company information and materials regarding the Vanguard Funds that is reasonably requested by the Company in order to make changes to its prospectus or registration statement in an orderly manner. Vanguard will provide the Company with as much notice as is reasonably practicable of any material change to the Fund Documents (such as a change resulting in a change to the registration statement or prospectus for any Vanguard Fund shares used by an Account) that Vanguard is required by law, rule or regulation to notify shareholders of, and shall provide such notice in advance of such change when required to do so under such law, rule or regulation. Vanguard will additionally provide the Company with notice of such material changes to the extent that it elects in its sole discretion to do so with respect to intermediary firms generally.

(d) Additional Terms Regarding Proxy Voting. Each Vanguard Fund listed on Schedule B will comply with all provisions of the 1940 Act requiring voting by shareholders. The parties acknowledge that distribution of proxy materials and proxy solicitation and voting will be handled in accordance with all laws and rules applicable to a party.

(e) Sales or Promotional Material.

(i) The Company shall furnish, or shall cause to be furnished, to Vanguard or its designee, each piece of sales literature or other promotional material prepared by or on behalf of the Company in which Vanguard or any Vanguard Fund is named, at least five Business Days prior to its use. The Company may use such material (A) in fewer than five Business Days if it receives the written consent of Vanguard, or (B) after five Business Days if Vanguard does not reasonably object to such use within five Business Days after its receipt of such material. No such material shall be used if Vanguard reasonably objects to such use within five Business Days after receipt of such material. With regard to any such sales literature or promotional material furnished by the Company to Vanguard, the Company shall bear the sole responsibility for complying with the content, approval, filing, and recordkeeping requirements of FINRA Conduct Rule 2210, if and to the extent applicable. Notwithstanding the foregoing, the Company may use, and Vanguard authorizes the Company to use, the names or other identifying marks of, and certain information about, Vanguard and the Vanguard Funds in fund fact sheets, in a listing of mutual funds that Company may make available to eligible investors, or in similar materials, provided that any Vanguard Fund-specific data or information included in such materials shall be limited to data or information (1) furnished by Vanguard, (2) sourced from the applicable Vanguard Fund’s Fund Documents, (3) repeated verbatim from other sales literature or other promotional material where such Vanguard Fund-specific data or information was previously specifically approved or provided by the Vanguard Fund or Vanguard, or (4) obtained from publicly available databases maintained by reputable sources such as Morningstar, Inc. and Ibbotson and properly attributed to its source by the Company. Vanguard may withdraw the authorization granted in this Section 9(e) as to any particular use of any such name or identifying marks at any time (x) upon Vanguard’s reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of Vanguard or a Vanguard Fund, which determination may be due to the availability of updated or modified information regarding a Vanguard Fund or Vanguard, or (y) if any of the Vanguard Funds cease to be available to Contract owners through the Company.

(ii) Except as provided above, the Company shall not give any information or make any representations or statements on behalf of a Vanguard Fund or concerning a Vanguard Fund in connection with the sale of the Contracts other than the information or representations contained in the Fund Documents for the Vanguard Funds, as such Fund Documents may be amended or supplemented from time to time, or in reports or proxy statements for the Vanguard Fund, or in sales literature or other promotional material approved by the Vanguard Fund or Vanguard, except with the permission of the Vanguard Fund or Vanguard or the designee of either.

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

(iii) Neither Vanguard nor any Vanguard Fund shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a prospectus for the Contracts, as such prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

10. Use of Parties’ Names; No Publication of Terms.

(a) Except to the extent that the Company files a copy of this Agreement with the SEC as part of its filings for the Accounts and Contracts, none of Vanguard, the Company or the NSCC Firm shall make public the terms and conditions of this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld; provided, however, that if public disclosure of such information is required by law or a regulator with jurisdiction over such party’s business, such consent shall be deemed granted and the party required to disclose such information shall, if practicable and to the extent not prohibited by such regulator, notify the other parties prior to such disclosure.

(b) Except as specifically permitted under this Agreement, without the other parties’ prior written consent, no party to this Agreement shall acquire any right to use, nor shall use, cause or permit use of the names, characters, artwork, designs, trade names, copyrighted materials, trademarks or service marks of another party, its related or subsidiary companies, parent, employees, directors, shareholders, assigns, successors or licensees: (i) in any advertising, promotional materials or activities, publicity, press release, customer list, or public or private presentation or promotion; (ii) to express or to imply any endorsement of such party or any of its affiliates or their respective offerings or services; or (iii) in any manner other than expressly in accordance with this Agreement or any other applicable agreement between or among the parties and/or any of their respective affiliates.

11. Proprietary Information and Privacy. Each party hereto acknowledges that the identities of the other parties’ customers (including, with respect to the Company, for purposes of this Section, Contract owners), information maintained by such other parties regarding those customers (“Customer Information”), and all computer programs and procedures developed by such other parties or such other parties’ affiliates or agents in connection with such other parties’ performance of their respective duties hereunder constitute the valuable property of such other parties. Each party agrees that should it come into possession of any Customer Information, or any other property, of another party, pursuant to this Agreement or any other agreement related to services under this Agreement, the party who acquired such information or property shall use its best efforts to hold such information in confidence and refrain from using, disclosing, or distributing any of such information or other property, except (a) as required or necessary to carry out the obligations imposed by this Agreement, (b) with the appropriate other party’s prior written consent, or (c) as required by law, a regulator with jurisdiction over the business of a party, or judicial process. Each party agrees to comply, at a minimum, with all applicable privacy laws, including those promulgated pursuant to Title V of the Gramm-Leach-Bliley Act of 1999 and, to the extent applicable, 201 CMR 17.00 et seq. Each party agrees to maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality, and integrity of, and to prevent unauthorized access to or use of, Customer Information. Each party acknowledges that any breach of the foregoing agreements as to another party would result in immediate and irreparable harm to such other party for which there would be no adequate remedy at law and agrees that in the event of such a breach, such other party will be entitled to seek equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction shall deem appropriate. Notwithstanding the foregoing, this Section shall not prohibit any party from utilizing another party’s Customer Information for any purpose whatsoever, if and to the extent (i) such Customer Information was in such party’s possession or known by it prior to receipt from such other party; (ii) such Customer Information was rightfully disclosed to such

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

party by another person, including without limitation the customer, without restriction; or (iii) the relevant customer directly authorizes such party to use such Customer Information for such purpose. No party shall be deemed to be in breach of this section to the extent it acquires or uses information that is legitimately publically available and such use complies with applicable privacy laws.

12. Indemnification.

(a) Vanguard. Vanguard will indemnify and hold harmless the Company and the NSCC Firm, and each of the Company’s and the NSCC Firm’s respective affiliates, divisions, subsidiaries, directors, trustees, officers, agents, employees and permitted assigns, against and from any and all losses, damages, costs, charges, payments, claims, liabilities and expenses (including reasonable attorney’s fees) to the proportionate extent arising out of or attributable to: (i) Vanguard’s lack of good faith, negligence, or willful misconduct in carrying out its duties and responsibilities relating to this Agreement; (ii) any breach of Vanguard’s representations and warranties contained in this Agreement; (iii) any untrue statement of any material fact contained in the registration statement, shareholder reports, or proxy materials of any Vanguard Fund made available to Contract owners through the Company, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iv) any breach by Vanguard of a material provision of this Agreement. In addition to the foregoing, Vanguard will be liable for the losses and reasonable costs described in Section 7(c)(i) of this Agreement.

(b) Company. The Company will indemnify and hold harmless Vanguard, the Vanguard Funds, and each of their respective affiliates, divisions, subsidiaries, directors, trustees, officers, agents, employees and permitted assigns, against and from any and all losses, damages, costs, charges, payments, claims, liabilities and expenses (including reasonable attorney’s fees) to the proportionate extent arising out of or attributable to: (i) the Company’s or, with respect to any activities the NSCC Firm performs, as directed by the Company, under Sections 6 and 7 and any exhibits, schedules or attachments referenced therein only, the NSCC Firm’s, lack of good faith, negligence, or willful misconduct in carrying out their respective duties and responsibilities relating to this Agreement; (ii) any breach of the Company’s representations and warranties contained in this Agreement; (iii) any breach by the Company or, with respect to any activities the NSCC Firm performs, as directed by the Company, under Sections 6 and 7 and any exhibits, schedules or attachments referenced therein only, the NSCC Firm, of a material provision of this Agreement; and (iv) Vanguard’s acceptance of any Order through Fund/SERV. In addition to the foregoing, the Company will be liable for the losses and reasonable costs described in Section 7(c)(ii) of this Agreement. As between the NSCC Firm and the Company, the NSCC Firm acknowledges and agrees that any indemnification provided by the Company under this Agreement will not be deemed an admission of responsibility or independently trigger any obligation by the Company to indemnify the NSCC Firm under any separate agreement between them, and any obligations relating to liability between the Company and the NSCC Firm with respect to the Accounts on Schedule A and any related obligations will be governed by the separate agreement between them.

(c) NSCC Firm. The NSCC Firm will indemnify and hold harmless Vanguard, the Vanguard Funds, and each of their respective affiliates, divisions, subsidiaries, directors, trustees, officers, agents, employees and permitted assigns, against and from any and all losses, damages, costs, charges, payments, claims, liabilities and expenses (including reasonable attorney’s fees) to the proportionate extent arising out of or attributable to: (i) the NSCC Firm’s lack of good faith, negligence, or willful misconduct in carrying out its specific duties and responsibilities relating to this Agreement (except to the extent that the Company is obligated to indemnify Vanguard for any such lack of good faith, negligence, or willful misconduct pursuant to Section 12(b)(i) above); (ii) any breach of the NSCC Firm’s specific representations and warranties contained in this Agreement (except to the extent that the Company is obligated to indemnify Vanguard for any such breach pursuant to Section 12(b)(ii) above); and (iii) any breach by the NSCC Firm of a material provision of this Agreement (except to the extent that the Company is obligated to indemnify Vanguard for any such breach

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

pursuant to Section 12(b)(iii) above). As between the NSCC Firm and the Company, the Company acknowledges and agrees that any indemnification provided by the NSCC Firm under this Agreement will not be deemed an admission of responsibility or independently trigger any obligation by the NSCC Firm to indemnify the Company under any separate agreement between them, and any obligations relating to liability between the NSCC Firm and the Company with respect to the Accounts on Schedule A and any related obligations will be governed by the separate agreement between them.

(d) Notice and Opportunity to Defend. If any action, suit, proceeding, or investigation is initiated, or any claim or demand is made, against any party indemnified hereunder (an “Indemnified Party”) with respect to which such Indemnified Party may make a claim against the other party (“Indemnifying Party”) pursuant to this Section 12, then the Indemnified Party will give prompt written notice of such action, suit, proceeding, investigation, claim or demand to the Indemnifying Party. Thereafter, the Indemnifying Party will have the opportunity, at its own expense and with its own counsel, to defend or settle such action, suit, proceeding, investigation, claim or demand; provided, however, that: (i) the Indemnifying Party will, upon request from the Indemnified Party, keep the Indemnified Party reasonably informed of all material developments and events relating to such action, suit, proceeding, investigation, claim or demand; (ii) the Indemnified Party will have the right to participate, at its own expense in the defense of such action, suit, proceeding, investigation, claim or demand and will cooperate as reasonably requested by the Indemnifying Party in the defense thereof; and (ii) the Indemnifying Party will not settle such action, suit, proceeding, investigation, claim or demand without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld, conditioned or delayed.

(e) Limitation of Liability. In no event and under no circumstances shall any party under this Agreement be liable to any person, including without limitation another party, for punitive, consequential, indirect or other special damages under any provision of this Agreement or for any act or failure to act hereunder, even if advised of the possibility thereof. Notwithstanding the foregoing sentence, the parties agree that, to the extent a negative monetary impact to a Vanguard Fund directly results from any cause described in Section 12(b) or 12(c) above, such impact shall be considered direct damages under this subsection.

13. Role and Relationship of the Company and the NSCC Firm. The parties acknowledge and agree that the services provided by the Company and the NSCC Firm under this Agreement are not the services of an underwriter, principal underwriter, sub-distributor, or dealer of any Vanguard Fund within the meaning of the Securities Act of 1933, as amended, or the 1940 Act. This Agreement does not grant the Company or the NSCC Firm any right to purchase shares of any Vanguard Fund (although it does not preclude the Company or the NSCC Firm from purchasing any such shares), nor does it constitute the Company or the NSCC Firm an agent of Vanguard or any Vanguard Fund for purposes of selling shares of any Vanguard Fund to any dealer or the public, except as expressly stated in this Agreement as to the receipt of Instructions from or on behalf of Contract owners. To the extent the Company or the NSCC Firm is involved directly or indirectly in the purchase of shares of any Vanguard Fund under this Agreement, other than with respect to the Company’s receipt of Instructions as described in Section 1(a), such involvement will be as agent of the Accounts only.

14.	Intentionally omitted.

15. Right to Inspect. (a) With respect to all Orders transmitted to Vanguard through Fund/SERV pursuant to this Agreement, the Company will maintain records sufficient to document the truth of the representations and warranties set forth in Section 4(b) of this Agreement, as well as the performance of the obligations of the Company set forth in this Agreement. The Company agrees to promptly furnish Vanguard with such information as Vanguard may reasonably request from time to time in order for Vanguard to verify the Company’s compliance with the provisions hereof (including, without limitation, periodic certifications confirming such compliance and/or the Company’s furnishing or making available for Vanguard’s inspection

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

records (including the records referenced in Section 4(b)(viii)) sufficient to document the Company’s compliance with this Agreement).

(b) The NSCC Firm agrees to promptly furnish Vanguard with such information as Vanguard may reasonably request from time to time in order for Vanguard to verify the NSCC Firm’s compliance with its obligations with respect to the provisions hereof (including, without limitation, periodic certifications confirming such compliance and/or the Company’s furnishing or making available for Vanguard’s inspection records sufficient to document the NSCC Firm’s compliance with its obligations under this Agreement).

(c) Vanguard will comply with its representation and warranty in Section 4(a)(xii) and will make any records it maintains pursuant to such Section available to the other parties in accordance with such Section.

16. Authorized Persons.

(a) For purposes of this Agreement, the Company will designate “Authorized Persons” entitled to act on its behalf in connection with this Agreement. “Authorized Person”, with respect to the Company, will mean any officer or employee of the Company, or other person, designated by providing Vanguard with the following: (i) a properly certified copy of a corporate resolution reflecting the vote of the Board of Directors of the Company authorizing the officer, employee, or other person, directly or indirectly, to act in connection with this Agreement; and (ii) a specimen signature of such officer, employee or person. This requirement may be satisfied by the Company’s furnishing Vanguard with a completed Vanguard Corporate/Organization Resolution Certificate. Vanguard shall be entitled to act upon all instructions received from such Company Authorized Persons until it receives and has had a reasonable opportunity to act upon written notice from the Company that such persons are no longer authorized to act. Vanguard may disregard any instructions not provided by an Authorized Person of the Company.

(b) For purposes of this Agreement, the NSCC Firm will designate “Authorized Persons” entitled to act on its behalf in connection with this Agreement. “Authorized Person”, with respect to the NSCC Firm, will mean any officer or employee of the NSCC Firm, or other person, designated by providing Vanguard with the following: (i) a properly certified copy of a corporate resolution reflecting the vote of the Board of Directors of the NSCC Firm authorizing the officer, employee, or other person, directly or indirectly, to act in connection with this Agreement; and (ii) a specimen signature of such officer, employee or person. This requirement may be satisfied by the NSCC Firm’s furnishing Vanguard with a completed Vanguard Corporate/Organization Resolution Certificate. Vanguard shall be entitled to act upon all instructions received from such NSCC Firm Authorized Persons until it receives and has had a reasonable opportunity to act upon written notice from the NSCC Firm that such persons are no longer authorized to act. Vanguard may disregard any instructions not provided by an Authorized Person of the NSCC Firm.

(c) The NSCC Firm hereby authorizes the Company and its Authorized Persons to act on, and provide administrative, transaction, and other instructions with respect to, the Vanguard Fund accounts held in the name of the NSCC Firm with respect to the Accounts.

(d) Except as set forth in this Agreement or as otherwise agreed upon in writing by the parties, any communication or instruction made pursuant to this Agreement may be made orally, provided such oral communication is promptly confirmed in writing by facsimile or electronic transmission. The Company and the NSCC Firm are entitled to rely on any communications or instructions that they reasonably believe were provided to it by Vanguard. Vanguard is entitled to rely on any communications or instructions that it reasonably believes were provided to it by the Company or the NSCC Firm.

(e) The parties acknowledge that the Accounts’ accounts in the Vanguard Funds shall be registered to the NSCC Firm as custodian for benefit of each Account. As to Vanguard and the Vanguard Funds only,

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

each of the Company and the NSCC Firm hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement, including without limitation the representation and warranty in Section 4(c)(iv), the NSCC Firm and its Authorized Persons shall at the direction of the Company (which direction need not be verified by Vanguard) be authorized to open and register the Accounts’ accounts in the Vanguard Funds per the foregoing and, as a result of the aforementioned registration in the name of the NSCC Firm, to perform, with respect to such accounts registered in the such manner, any activity contemplated under this Agreement, or under Vanguard’s account registration, organization resolution, or other applicable forms, that an organization to which an account in a Vanguard Fund is registered is permitted to perform under Vanguard’s then-current policies and procedures, which activities may include, without limitation, obtaining information, giving instructions for the purchase, sale, exchange, or transfer of shares of the Vanguard Funds, and executing any documents, such as account registration forms, in connection with such accounts. Notwithstanding any other provision of this Agreement, to the extent that Vanguard receives any instructions (including, without limitation, any transaction instructions), whether through Fund/SERV or otherwise, from the NSCC Firm or its Authorized Persons in connection with a Vanguard Fund account that is subject to this Agreement and registered as described above, Vanguard shall be authorized and entitled to act on such instructions (and shall not be obligated to disregard such instructions or consult the Company regarding such instructions), any Orders effected pursuant to any such instructions shall be fully subject to this Agreement, and the Company shall be responsible for performing, or causing to be performed, all obligations under this Agreement relating to Orders with respect to any such Order (including, without limitation, the obligations in Section 6 concerning Redemption Fees, Purchase Fees, Frequent Trading, Large Transactions, Multiple Share Classes, and Closed Funds) and shall be liable for such obligations, and for the Order, to the same extent as if the Company had submitted such instructions instead of the NSCC Firm. The NSCC Firm agrees with the Company that it will not provide any instructions or Orders to Vanguard with respect to the Accounts’ accounts in the Vanguard Funds other than at the direction of the Company or that it is otherwise obligated to perform under this Agreement or a separate agreement between the NSCC Firm and the Company with respect to the Accounts. As between the NSCC Firm and the Company, the Company and the NSCC Firm acknowledge and agree that the terms of this subsection are provided for the benefit of Vanguard and the Vanguard Funds only and that the provisions of this subsection will not affect any contractual rights the Company and the NSCC Firm may have between them pursuant to any separate agreement between them.

17.	Commencement, Amendment and Termination.

(a) Commencement. Fund/SERV transactions among Vanguard, the Company and (with respect to settlement only) the NSCC Firm pursuant to this Agreement will not commence until all parties have acknowledged in writing that all necessary preliminary testing has been completed.

(b) Amendment. This Agreement may be modified or amended from time to time by mutual written agreement of the parties; provided, however, that Vanguard in its sole discretion may modify the DCC&S Operating/Contingency Procedures, Attachment A, and Exhibits D and E at any time by 30 days’ advance written notice to the Company and the NSCC Firm; and provided further, that Vanguard in its sole discretion may modify Exhibits A and B at any time upon 60 days’ advance written notice to the Company and the NSCC Firm. Exhibit C may be modified by the Company upon reasonable advance written notice to the other parties. In the event the Company or the NSCC Firm provides notice during the 30 day notice period that it is not able to comply with the revised terms of the DCC&S Operating/Contingency Procedures, the parties agree to engage in good faith discussions in an effort to establish a mutually agreeable resolution, which may include delaying the effective date of the revised terms with respect to the Company, if reasonably practicable. In the event the parties cannot agree upon a mutually acceptable resolution regarding the revised terms, then the Company, the NSCC Firm or Vanguard may terminate this Agreement upon notice to the others, with such termination to be effective by 30 days’ advance written notice to the others.

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

(c) Termination. This Agreement will continue in effect until: (i) terminated by any party by 90 days’ advance written notice to the others; or (ii) termination by a party upon another party’s breach of any material provision of this Agreement, which breach has not been cured within fifteen days after written notice of such breach is delivered to the breaching party.

Any such termination will not affect the completion of any pending Fund/SERV transactions or obligations, and will not affect the indemnities given under this Agreement. Notwithstanding the foregoing, Vanguard shall have the right to terminate this Agreement at any time without prior notice to the Company or the NSCC Firm in the event of excessive transactions or other abusive investment practices, as determined by Vanguard in its sole discretion. Upon any such termination, the Company will immediately refrain from transmitting Orders to Vanguard through Fund/SERV.

18. Non-exclusivity. Each party acknowledges that the others may enter into agreements similar to this Agreement with other parties for the performance of services similar to those to be provided under this Agreement, unless otherwise agreed to in writing by the parties.

19. Conflicting Agreements. This Agreement (including any Exhibits, Attachments and Schedules hereto) constitutes the entire agreement among the parties as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement has been executed and delivered by the Company, the NSCC Firm and Vanguard, including, without limitation, any prior DCC&S agreement, except that, as between the Company and the NSCC Firm, this Agreement is in addition to that certain agreement dated October 20, 2006, as amended, between the Company and the NSCC Firm. Nothing contained in this Agreement, however, will be construed to limit or restrict any party’s compliance with any law, regulation or order to which the party is subject, or to prevent the parties from supplementing this Agreement by agreeing to additional duties, obligations, representations, warranties or higher standards of care with respect thereto. For clarity, and notwithstanding the foregoing, the parties acknowledge that they have entered into a separate Defined Contribution Clearance & Settlement Agreement dated as of July 5, 2005, as amended, having subject matter different from the subject matter of this Agreement, and acknowledge and agree that this Agreement is separate from, and does not terminate, supersede or replace, such separate DCC&S agreement.

20. Exhibits, Attachments and Schedules. All Exhibits, Attachments and Schedules attached to this Agreement, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement.

21. Assignment. No party may assign this Agreement without the prior written consent of the other parties, and any attempted assignment without such consent will be null and void.

22. Designees. Each of the Company and the NSCC Firm hereby represents and warrants to Vanguard that, if and to the extent it enters into agreements with certain institutions (the “Service Providers”) pursuant to which the Service Providers perform for the Company or the NSCC Firm, as the case may be, certain of the services referenced herein as obligations of the Company or the NSCC Firm, as applicable, the Company and the NSCC Firm acknowledge and agree that any delegation to the Service Providers of the their respective obligations under this Agreement shall not relieve the Company or the NSCC Firm, as the case may be, of its respective obligations under this Agreement, and the Company and the NSCC Firm shall be liable to the same extent as if the Company or the NSCC Firm itself, as appropriate, performed such obligation.

23. Cooperation. To the extent permitted under applicable law, the parties agree to reasonably cooperate with each other in any recordkeeping or reporting necessary to fulfill any governmental or regulatory requirement.

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

24. Governing Law. This Agreement will be governed by and its provisions will be construed in accordance with the internal laws of the State of New York.

25. Severability. If any provision of this Agreement is held to be invalid, the remaining provisions of this Agreement will continue to be valid and enforceable.

26. Waiver. The failure of a party to insist upon strict adherence to any provision of this Agreement on any occasion will not be considered a waiver nor will it deprive such party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement.

27. Notices. Any notice required or permitted hereunder will be in writing and will be given by personal service, mail, nationally recognized delivery services, such as Federal Express (FedEx) or United Parcel Service (UPS), or facsimile to the other parties at the address set forth below (or such other address as the other parties may specify by written notice to the first party). Notice will be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise), or upon receipt of facsimile, whichever occurs first, at:

Vanguard:	The Vanguard Group, Inc. 100 Vanguard Boulevard, 236 Malvern, PA 19355 Attention: Principal, Financial Advisor Services Operations Fax No.: (610) 503-1154

Copy to:	The Vanguard Group, Inc. Legal Department, V26 100 Vanguard Blvd. Malvern, PA 19355 Attention: Company Agreements Fax No.: (610) 503-5737

Company:	Teachers Insurance and Annuity Association of America 730 Third Avenue New York, NY 10017 Attention: Managing Director, Product Management Fax No.: (781) 314-2420

NSCC Firm:	JPMorgan Chase Bank, N.A. 4 New York Plaza, 12th Floor New York, NY 10004-2413 Attention: TIAA-CREF Retirement Plans Administrator Fax No.: (212) 623-4545

28. Anti-Money Laundering Policies. To the extent applicable, the Company agrees to comply with all anti-money laundering statutes, rules, regulations and guidance of government and/or self-regulatory organizations, including but not limited to, cash and suspicious activity reporting and recordkeeping requirements, and customer identification program requirements, as well as creation and implementation of policies, procedures and internal controls in order to ensure compliance. The Company agrees that it will take reasonable steps to monitor investor transactions to identify currency, cash equivalents, possible money laundering and other suspicious activity and to report to government authorities reportable currency transactions, and where appropriate, suspicious activity.

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

29. Force Majeure. In the event a party is unable to perform its obligations under the terms of this Agreement because of acts of God, acts of terrorism, strikes, equipment failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages resulting from such failure to perform or otherwise from such causes which could not have been prevented through such party’s exercise of reasonable care. Notwithstanding the foregoing, the party so affected shall take all commercially reasonable steps to avoid or remove such cause of nonperformance and to resume performance under this Agreement as soon as is reasonably practicable.

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized officers as of the date first written above.

THE VANGUARD GROUP, INC.

By:
Title: Principal

COMPANY

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, on its own behalf and on behalf of each segregated asset account identified on Schedule A attached hereto

By:
Title:

NSCC FIRM

JPMORGAN CHASE BANK, N.A.

By:
Title:

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

SCHEDULE A

SEPARATE ACCOUNTS

TIAA Separate Account VA-3

This Schedule A is updated and effective as of                     , and replaces all prior versions of this schedule.

THE VANGUARD GROUP, INC.		TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, on its own behalf and on behalf of each segregated asset account identified on Schedule A attached hereto

BY:		BY:

TITLE:	PRINCIPAL	TITLE:

JPMORGAN CHASE BANK, N.A.

BY:

TITLE:

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

SCHEDULE B

VANGUARD FUNDS

Vanguard Emerging Markets Stock Index Fund (Investor Shares)

Vanguard Explorer Fund (Investor Shares)

Vanguard Intermediate-Term Treasury Fund (Investor Shares)

Vanguard Selected Value Fund (Investor Shares)

Vanguard Small-Cap Value Index Fund (Investor Shares)

Vanguard Wellington Fund (Investor Shares)

This Schedule B is updated and effective as of                     , and replaces all prior versions of this schedule.

THE VANGUARD GROUP, INC.		TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, on its own behalf and on behalf of each segregated asset account identified on Schedule A attached hereto

BY:		BY:

TITLE:	PRINCIPAL	TITLE:

JPMORGAN CHASE BANK, N.A.

BY:

TITLE:

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

OPERATING AND CONTINGENCY PROCEDURES/

DEFINED CONTRIBUTION CLEARANCE & SETTLEMENT

A.	OPERATING PROCEDURES

1. Trade Date Policy and Procedures. Orders for the purchase, redemption or exchange of Vanguard Fund shares will be accorded a trade date (“T”) that is the date of receipt of the Instructions by the Company from the Contract owner, subject to the special rules provided in these DCC&S Operating/Contingency Procedures.

(a) Receipt of Orders. Instructions corresponding to Orders must be received by the Company by the close of trading on the New York Stock Exchange (the “Market Close”) on T. Any Order corresponding to Instructions received by the Company after such time will be accorded a trade date that is the next Business Day following receipt of the Instructions (“T+1”), and the Company will not enter the Order onto Fund/SERV until T+2.

(b) Entry of Fund/SERV Transmissions. The Company is responsible for sending, or causing to be sent, all and only Orders corresponding to Instructions received prior to the Market Close on T to Vanguard through Fund/SERV by NSCC Cycle 7 on T+1 (received by Vanguard at approximately 7:00 a.m. Eastern time). Transactions may be entered in dollars or shares.

(c) Correction of Fund/SERV Entries. The Company may correct an erroneously entered Order by first calling Vanguard’s NSCC Services Unit at (888) 809-8106 not later than 8:30 a.m. Eastern time on T+1. If required, a subsequent Fund/SERV entry may be submitted not later than NSCC Cycle 12 on T+1 (received by Vanguard at approximately 10:00 a.m. Eastern time); provided, however, that Vanguard reserves the right to reject any Fund/SERV correction for which the Company or has not provided Vanguard with documentation (if requested by Vanguard) sufficient, in Vanguard’s sole discretion, to prove the occurrence of the error.

(d) As-of Orders. An Order (1) transmitted by the Company via Fund/SERV indicating a trade date (the “Indicated Trade Date”) prior to the Business Day preceding the date of transmission to and receipt by Vanguard, or (2) submitted by the Company via Fund/SERV after Cycle 12 on T+1 (each of the foregoing, an “As-of Order”) may, in Vanguard’s sole discretion, be processed by Vanguard as of the Indicated Trade Date on the As-of Order, subject to the following conditions, as applicable:

(i) Automatic Processing. As-of Orders that satisfy each of the following conditions will be accepted and processed by Vanguard as of the Indicated Trade Date on the As-of Order:

(A) The As-of Order corresponds to Instructions that were received by the Company on the Indicated Trade Date in accordance with all applicable requirements under this Agreement;

(B) The amount of the As-of Order does not exceed the lesser of (1) $25,000 and (2) the Large Transaction Amount for the relevant Vanguard Fund;

(C) The Indicated Trade Date is not more than one Business Day prior to the Business Day on which the As-of Order is received by Vanguard; and

(D) The Company transmits the As-of Order with one of the following NSCC As-Of Reason Codes (“As-of Reason Codes”): (01) Incorrect Firm/Fund Account Number; (02) Incorrect Share Quantity/Dollar Quantity; (03) Incorrect Security Issue ID; (05) Incorrect Sales Charge

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

Breakpoint; (07) Blue Sky Violation; (09) Delay in Firm Trade Transmission; (13) Distribution Reversal (only when applied in connection with an Additional Purchase or a Partial Liquidation); or (14) Prospectus Violation (only when applied in connection with a Firm Exit).

(ii) Discretionary Processing. The Company shall notify Vanguard of any intent to transmit an As-of Order that falls within any of the categories listed below, and/or of any intent to transmit more than one As-of Order on a single Business Day, by calling Vanguard’s NSCC Services Unit between 6:30 a.m. and 8:30 p.m. Eastern time on the Business Day on which such As-of Order(s) is (are) transmitted to Vanguard. Any such As-of Order(s) will be suspended by Vanguard upon receipt and will be processed as of the Indicated Trade Date only if (x) the Company has provided the required notification and (y) Vanguard approves the As-of Order(s) upon review, subject to the requirements of Section 1(d)(iii) below.

(A) As-of Orders for Closed Funds;

(B) As-of Orders in an amount equal to or greater than the lesser of (1) $25,000 and (2) the Large Transaction Amount for the relevant Vanguard Fund;

(C) As-of Orders with an Indicated Trade Date more than one Business Day prior to the Business Day on which the As-of Order is received by Vanguard; and

(D) As-of Orders with an As-of Reason Code of: (10) With Fund’s Permission; (11) Resubmitted Fund/SERV Reject; or (12) DCC&S (See Asset Type Indicator).

Any such As-of Orders received by Vanguard on a Business Day between NSCC Cycles 8 and 14 will be reviewed and either approved or disapproved by 1:00 p.m. Eastern time on such Business Day, after which time the Company will be notified of any rejected As-of Orders through the normal confirmation process. Any such As-of Orders received by Vanguard on a Business Day between NSCC Cycles 15 and 98 will be reviewed and either approved or disapproved by 10:00 A.M. Eastern time on the following Business Day, after which time the Company will be notified of any rejected As-of Orders through the normal confirmation process.

(iii) Additional Documentation. In connection with any As-of Order transmitted by the Company pursuant to Section 1(d)(ii) above, Vanguard may request additional documentation from the Company in connection with its review process. Such documentation may include evidence of the date and time of receipt of the Instructions corresponding to the original Order from the Contract owner, a letter of indemnification from the Company, and/or an affidavit from the Contract owner or a representative of the Company as to the facts supporting the As-of Order. Vanguard must receive any documentation requested from the Company via facsimile to (610) 669-4012 not later than 9:00 p.m. Eastern time on the transmission date of the As-of Order.

(iv) Rejection of As-of Orders. The following As-of Orders shall be rejected by Vanguard:

(A) Any As-of Order submitted by the Company that does not meet the requirements set forth in Section 1(d)(i) above and that is not approved by Vanguard pursuant to Section 1(d)(ii) above;

(B) Any As-of Order that includes an Indicated Trade Date that is 61 or more calendar days prior to the Business Day on which Vanguard receives such As-of Order;

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

(C) Any As-of Order requiring notification pursuant to Section 1(d)(ii) above for which notification is not provided (rejected on the Business Day after receipt by Vanguard);

(D) Any As-of Order requiring additional documentation pursuant to Section 1(d)(iii) above for which appropriate documentation is not timely provided (rejected on the Business Day after receipt by Vanguard); and

(E) Any As-of Order that includes an As-of Reason Code of (04) Customer Renege; (13) Distribution Reversal (when applied in connection with anything other than an Additional Purchase or a Partial Liquidation); or (14) Prospectus Violation (when applied in connection with anything other than a Firm Exit).

(v) Settlement of As-of Orders. Any As-of Order received, approved (if required) and processed by Vanguard pursuant to Sections 1(d)(i) or 1(d)(ii) shall settle via the NSCC (A) on the next Business Day, if received and approved by Vanguard prior to 8:00 p.m. Eastern time on a Business Day, or (B) on the second following Business Day, if received and approved by Vanguard after 8:00 p.m. Eastern time on a Business Day.

(vi) Reimbursement of As-of Impact. The transmission to Vanguard of an As-of Order with an Indicated Trade Date more than two Business Days prior to the transmission date shall constitute the Company’s agreement to reimburse Vanguard for any negative impact to the affected Vanguard Fund that (A) results from Vanguard’s processing of such As-of Order as of the Indicated Trade Date and (B) is equal to or greater than $250 (the “As-of Impact”). Vanguard will notify the Company of any As-of Impact as soon as practicable after Vanguard’s receipt, and prior to Vanguard’s processing, of such As-of Order.

(vii) Suspension of As-of Privilege. Vanguard reserves the right to suspend the Company’s ability to transmit As-of Orders at any time, without prior notice to the Company, if Vanguard determines, in its sole discretion, that the Company has engaged in excessive or abusive as-of trading, has failed to reimburse As-of Impact within 30 days of assessment, has failed to meet the applicable requirements set forth in this Section 1(d), or is otherwise in breach of the terms of this Agreement. Effective upon any such suspension, As-of Orders transmitted by the Company will be systematically rejected by Vanguard.

(e) Errors not Timely Corrected and Delayed Entries. Any error or delay in transmitting an Order that is caused by the Company or any third party and that is not corrected in accordance with Part A, Sections 1(c) or 1(d) of these Operating Procedures, will be handled as described in Section 7(c) of the Agreement.

(f) Resubmission of Certain Orders. Any Order timely entered onto Fund/SERV which is rejected by either Vanguard or the NSCC (other than as a result of an NSCC Outage, as defined below) may, in Vanguard’s sole discretion, be accorded a trade date (and corresponding trade price) that is the date of receipt of the Instructions corresponding to such Order by the Company (T) if all of the following conditions are satisfied:

(i) The Company calls Vanguard not later than 8:30 a.m. Eastern time on T+1 to notify Vanguard of its intent to resubmit the order on T+1;

(ii) Upon receipt of such notification, Vanguard authorizes the Company to resubmit such order;

(iii) Such order is resubmitted on T+1 via NSCC Cycle 12 and is received by Vanguard not later than 10:00 a.m. Eastern time on T+1; and

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

(iv) If such order was rejected by the NSCC for system-related reasons, the Company shall submit such order to Vanguard via facsimile to (610) 669-4012, and such facsimile shall be received by Vanguard not later than 10:00 a.m. Eastern time on T+1.

All such resubmitted Orders that are accepted by Vanguard shall settle in accordance with the settlement procedures set forth herein. Notwithstanding the foregoing, Vanguard reserves the right to reject any purchase Order, and to delay settlement of or redeem in kind any redemption Order, resubmitted on T+1 with an intended trade date (and trade price) of T if Vanguard, in its sole discretion, deems such Order to be disruptive or detrimental to the applicable Vanguard Fund. Any purchase Order so rejected will be accorded a trade date of T+1, subject to applicable Extraordinary Event limitations set forth in the Agreement.

2. Settlement Policy and Procedures. Settlement for all Orders effected pursuant to this Agreement will occur on a T+1 basis, in same day funds, through the NSCC, unless an Order is submitted manually, in which case settlement of purchase Orders will occur on a T+1 basis and settlement of redemption Orders will occur on a T+2 basis, in each case by wire transfer in accordance with the procedures set forth below. All NSCC settlements will be subject to the rules and procedures of the NSCC, including such rules or procedures as may concern the payment of interest on failed settlements.

3. Firm Exits. A Firm Exit transaction transmitted to Vanguard via Fund/SERV (a “Firm Exit”) relating to an Order previously transmitted via Fund/SERV (the “Original Order”) may, in Vanguard’s sole discretion, be accepted and processed, with the effect of canceling the Original Order, subject to the following conditions, as applicable:

(a) Automatic Processing. Firm Exits that satisfy each of the following conditions will be accepted and processed by Vanguard:

(i) The Original Order was incorrect as a result of the Company’s error;

(ii) The Firm Exit identifies the Original Order to which it relates;

(iii) The amount of the Firm Exit is less than the Large Transaction Amount for the relevant Vanguard Fund; and

(iv) The Firm Exit is received by Vanguard prior to NSCC settlement of the Original Order.

Any Firm Exit transmitted after NSCC settlement of the Original Order shall be rejected by the NSCC.

(b) Discretionary Processing. The Company shall notify Vanguard of any intent to transmit a Firm Exit that falls within either of the categories listed below by calling Vanguard’s NSCC Services Unit between 6:30 a.m. and 8:30 p.m. Eastern time on the Business Day on which such Firm Exit(s) is (are) transmitted to Vanguard. Any such Firm Exit(s) will be suspended by Vanguard upon receipt and will be approved and processed only if (x) the Company has provided the required notification and (y) Vanguard approves the Firm Exit(s) upon review, subject to the requirements of Section 3(c) below.

(i) A Firm Exit in an amount equal to or greater than the Large Transaction Amount for the relevant Vanguard Fund; or

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

(ii) Multiple Firm Exits in the same Vanguard Fund transmitted on the same Business Day which aggregate to an amount equal to or greater than the Large Transaction Amount for the relevant Vanguard Fund.

Any such Firm Exit(s) received by Vanguard on a Business Day between NSCC Cycles 8 and 14 and relating to an Original Order with a trade date of the immediately preceding Business Day will be reviewed and either approved or disapproved by 1:00 p.m. Eastern time on such Business Day, after which time Vanguard will notify the Company by telephone of the decision. Any such Firm Exits received by Vanguard on a Business Day between NSCC Cycles 15 and 98 and relating to an Original Order with a trade date of such Business Day will be reviewed and either approved or disapproved by 10:00 A.M. Eastern time on the following Business Day, after which time Vanguard will notify the Company by telephone of the decision.

(c) Additional Documentation. In connection with any Firm Exit transmitted by the Company and described in Section 3(b) above, Vanguard may request additional documentation from the Company in connection with its review process. Such documentation may include evidence of the date and time of receipt of the Instructions corresponding to the Original Order from or on behalf of the Contract owner, a letter of indemnification from the Company, and/or an affidavit from the Contract owner or a representative of the Company as to the facts supporting the Firm Exit. Vanguard must receive any documentation requested from the Company via facsimile to (610) 669-4012 not later than 9:00 p.m. Eastern time on the transmission date of the Firm Exit.

(d) Rejection of Firm Exits. The following Firm Exits may be rejected by Vanguard by notification to the Company, regardless of the fact that such Firm Exit is received by Vanguard and is reflected in the NSCC Settlement for the relevant date:

(i) Any Firm Exit submitted by the Company that does not meet the requirements set forth in Section 3(a) above and that is not approved by Vanguard pursuant to Section 3(b) above;

(ii) Any Firm Exit requiring notification pursuant to Section 3(b) above for which notification is not provided (rejected on the Business Day after receipt by Vanguard); and

(iii) Any Firm Exit requiring additional documentation pursuant to Section 3(c) above for which appropriate documentation is not timely provided (rejected on the Business Day after receipt by Vanguard).

(e) Settlement of Certain Firm Exits.

(i) Any Firm Exit received and processed by Vanguard pursuant to Section 3(a) or Section 3(b) shall be reflected in the NSCC settlement occurring on the Business Day immediately following the trade date of the Original Order.

(ii) Any Firm Exit approved by Vanguard pursuant to Section 3(b) or rejected by Vanguard pursuant to Section 3(d) may require the Company’s reimbursement of Firm Exit Impact (as defined below) or a supplemental manual settlement, as follows:

(A) Reimbursement of Firm Exit Impact. The transmission to Vanguard of a Firm Exit described in Section 3(b) or 3(d) above shall constitute the Company’s agreement to reimburse Vanguard for any negative impact to the affected Vanguard Fund that (1) results from Vanguard’s processing of such Firm Exit and (2) is equal to or greater than $250 (the “Firm Exit Impact”). Vanguard will notify the Company of any Firm Exit Impact as soon as practicable after Vanguard’s receipt of such Firm Exit.

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

(B) Supplemental Manual Settlement. Notwithstanding any prior NSCC settlement reflecting a Firm Exit, if Vanguard reasonably determines that a Firm Exit described in Sections 3(b) or 3(d) should not be honored as a legal matter or as a matter of Vanguard policy, Vanguard will notify the Company, promptly after such determination, of the reinstatement of the Original Order, as of its original trade date, and such Original Order will be settled in accordance with the provisions of Section 5 below.

(f) Review of Firm Exit Privilege. Vanguard reserves the right to review the Company’s use of the Firm Exit privilege described in this Section 3 in order to determine whether the Company has engaged in excessive or abusive Firm Exit trading, has failed to reimburse Firm Exit Impact or complete supplemental settlements where required, has failed to meet the applicable requirements set forth in this Section 3, or is otherwise in breach of the terms of this Agreement. In any such case, Vanguard may terminate this Agreement pursuant to the applicable termination provisions.

4. New Accounts. In order to establish a new account in the Vanguard Funds, the Company will transmit, or cause to be transmitted, account registration information via Fund/SERV to Vanguard in the established NSCC format or, if the account is not established through the NSCC, the Company will provide Vanguard with all information necessary or appropriate to establish and maintain such account (and any subsequent changes to such information). The Company will also complete and submit to Vanguard the Firm Information Form, attached to this Agreement as Exhibit E. The account registration information is required one Business Day in advance of the initial purchase. In addition, where the new account is opened in the name of an underlying Account, under that Account’s taxpayer identification number, the Company will immediately mail Vanguard hard copy documentation of the foregoing in the form required by Vanguard. With respect to any omnibus accounts, or any other accounts which the Company controls, the Company shall complete master account registration documentation for each taxpayer identification number; that documentation shall apply to all identically registered accounts to which the taxpayer identification numbers apply. The Company may not transmit any Orders to Vanguard through Fund/SERV, unless and until the Company has established the accounts to which such Orders relate as provided herein. As used herein, “new account” means an account with a different registration than any existing account of the Company.

5. Manual Settlement Procedures.

(a) Manual Purchases. Subject to the terms and conditions set forth herein, in the case of any purchase Order for shares of a Vanguard Fund that is transmitted to Vanguard other than through Fund/SERV in accordance with all applicable requirements of this Agreement (a “Manual Purchase”), Vanguard shall credit the Account’s account with the purchase of such shares on a Delayed Settlement basis.

(b) Manual Redemptions. Subject to the terms and conditions set forth herein, in the case of any redemption Order for shares of a Vanguard Fund that is transmitted to Vanguard other than through Fund/SERV in accordance with all applicable requirements of this Agreement (a “Manual Redemption”), Vanguard shall debit the Account’s account in the number of shares covered by such redemption Order on a Delayed Settlement basis.

For these purposes, “Delayed Settlement” shall mean that, as applicable, (i) shares of a Vanguard Fund may be credited to the Company’s account at the share price calculated on the date of the Company’s receipt of the Instructions corresponding to the purchase Order (T) notwithstanding the fact that Vanguard will not receive the settlement proceeds for the Purchase Amount of such Manual Purchase until the next Business Day following the Company’s receipt of such Instructions (T+1), or (ii) shares of a Vanguard Fund may be redeemed from the Account’s account at the share price calculated on the date of the Company’s receipt of the Instructions corresponding to the redemption Order (T) notwithstanding the fact that Vanguard will not deliver the settlement proceeds for the Redemption Amount until the second Business Day after the Company’s receipt of such Instructions (T+2). “Purchase Amount” shall mean, with respect to any Manual

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

Purchase, the total dollar value of shares to be purchased (including any applicable purchase or transaction fees). “Redemption Amount” shall mean, with respect to any Manual Redemption, the total dollar value of shares to be redeemed (including any applicable redemption or transaction fees).

(c) Wiring of Funds. The Company shall cause the NSCC Firm to remit the Purchase Amount to Vanguard by Federal Funds wire by 4:00 p.m. Eastern time on T+1 in accordance with the wire instructions set forth below. Vanguard shall remit the Redemption Amount to the NSCC Firm by Federal Funds wire by 4:00 p.m. Eastern time on T+2 in accordance with the wire instructions set forth below.

(d) Failed Trades. In the event that a Manual Purchase results in a Failed Trade (as hereinafter defined), Vanguard reserves the right, in its sole discretion, to cancel such Manual Purchase or the portion thereof that represents the Failed Trade. The Company or the NSCC Firm, as appropriate, shall reimburse each Vanguard Fund affected by a Failed Trade for any and all losses that it suffers as a result of such Failed Trade, including, but not limited to, any market losses. At a minimum, losses resulting from a Failed Trade shall be deemed to include an amount calculated as (x) the Purchase Amount minus the amount of any Federal Funds wire timely received by Vanguard in connection with the Failed Trade, multiplied by (y) the Federal Funds Effective Rate on the day of the Failed Trade, multiplied by (z) 1/360. For these purposes, “Federal Funds Effective Rate” shall mean the average federal funds rate, as computed by the Federal Reserve Bank of New York.

(i) A Failed Trade shall mean any Manual Purchase or portion thereof with respect to which Vanguard has not received the Purchase Amount in the form of a Federal Funds wire by 4:00 p.m. Eastern Time on T+1. “Federal Funds” shall mean monies credited to a Vanguard Fund’s transfer agent bank by a Federal Reserve Bank.

(ii) Vanguard may determine, in its sole discretion, that a Failed Trade did not result from the Company’s or the NSCC Firm’s action or omission. In the event that such a determination is made, Vanguard may elect to waive all or part of the reimbursement described above.

(e) Additional Limitations on Delayed Settlement. Delayed Settlement shall be subject to the following additional provisions:

(i) With respect to any Manual Purchase, only the Purchase Amount designated when placing the Manual Purchase shall be credited to the Account’s account on a Delayed Settlement basis. Any amount received by Vanguard in excess of the Purchase Amount shall be handled as directed by the Company or the NSCC Firm upon notice from Vanguard.

(ii) With respect to any Failed Trade, if a portion of the Purchase Amount is timely received by Vanguard (i.e., in the form of a Federal Funds wire by 4:00 p.m. Eastern Time on T+1), then the amount so received shall be credited to the Account’s account on a Delayed Settlement basis.

(iii) Notwithstanding any other provision of this Agreement, in the case of any Manual Purchase or portion thereof that has been deemed a Failed Trade, any portion of the Purchase Amount thereafter received by Vanguard shall be handled as directed by the Company or the NSCC Firm upon notice from Vanguard. The NSCC Firm will not direct Vanguard without first conferring with the Company.

(f) Wire Instructions. To be provided separately in writing by Vanguard, the NSCC Firm and the Company. Either the NSCC Firm or the Company may provide Vanguard such instructions with respect to the Accounts’ accounts provided that neither the NSCC Firm nor the Company shall provide such instructions without the other’s consent. The NSCC Firm and the Company will confer with each other prior to sending such instructions to Vanguard or updating such instructions.

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

B.	CONTINGENCY PROCEDURES

1. Company Outages. In the case of any interruptions to the transmission or receipt of Orders through Fund/SERV that are due to problems or errors at the Company or the NSCC Firm (a “Company Outage”), the following procedures shall be followed:

(a) The Company shall immediately notify Vanguard’s NSCC Services Unit at (888) 809-8106 of the Company Outage.

(b) If the Company will not be able to submit Orders to Vanguard by NSCC Cycle 7 on T+1 (received by Vanguard at approximately 7:00 a.m. Eastern time), the Company will call Vanguard’s NSCC Services Unit at (888) 809-8106 not later than 8:30 a.m. Eastern time on T+1 in order to notify Vanguard of the Company Outage and to provide aggregated net purchase or redemption information, by Vanguard Fund, with respect to the Orders corresponding to Instructions received on T. If possible, the Company will submit the Orders corresponding to Instructions received on T, that could not previously be transmitted via Fund/SERV, via NSCC Cycle 12 on T+1 (received by Vanguard at approximately 10:00 a.m. Eastern time); otherwise, the Company will submit such Orders, with all appropriate details, via facsimile to (610) 669-4102 not later than 10:00 a.m. Eastern time on T+1.

(c) If any correction or termination of the Company Outage results in the duplicate transmission via Fund/SERV of Orders previously submitted to Vanguard via the manual process outlined in Part B, Section 1(b) above, the Company will be responsible for any costs or losses associated with the cancellation of such duplicate Orders unless the Company calls Vanguard’s NSCC Services Unit at (888) 809-8106 not later than 10:00 a.m. Eastern time on T+1 and provides sufficient information with respect to the duplicated Orders to enable Vanguard to cancel the manually submitted Orders. In such event, the Orders transmitted via Fund/SERV, if timely received by Vanguard, shall be processed by Vanguard in accordance with its usual procedures set forth in

Part A.

2. NSCC Outages. In the case of any interruptions to the transmission or receipt of Orders through Fund/SERV that are due to problems or errors at the NSCC (an “NSCC Outage”), the following procedures shall be followed:

(a) The party first learning of the NSCC Outage shall notify the other parties immediately upon becoming aware of an NSCC Outage.

(b) If the Company reasonably believes that it will not be able to submit Orders to Vanguard by NSCC Cycle 7 on T+1, the Company will call Vanguard’s NSCC Services Unit at (888) 809-8106 not later than 8:30 a.m. Eastern time on T+1 in order to in order to notify Vanguard of the NSCC Outage and to provide aggregated net purchase or redemption information, by Vanguard Fund, with respect to the Orders corresponding to Instructions received on T. If possible, the Company will submit the Orders corresponding to Instructions received on T, that could not previously be transmitted via Fund/SERV, via NSCC Cycle 12 on T+1 (received by Vanguard at approximately 10:00 a.m. Eastern time); otherwise, the Company will submit such Orders, with all appropriate details, via facsimile to (610) 669-4102 not later than 10:00 a.m. Eastern time on T+1.

(c) If any correction or termination of the NSCC Outage may result in the duplicate transmission via Fund/SERV of Orders previously submitted to Vanguard via the manual process outlined in Part B, Section 2(b) above (i.e., if Orders previously entered onto Fund/SERV were suspended as a result of the NSCC Outage), the Company will be responsible for any costs or losses associated with the cancellation of duplicate Orders unless the Company calls Vanguard’s NSCC Services Unit at (888) 809-8106 not later than

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

10:00 a.m. Eastern time on T+1 and provides sufficient information with respect to the potentially duplicated Orders to enable Vanguard to cancel the manually submitted Orders. In such event, the Orders transmitted via Fund/SERV, if timely received by Vanguard, shall be processed by Vanguard in accordance with its usual procedures set forth in Part A.

3. Vanguard Outages. In the case of any interruptions to the transmission or receipt of Orders through Fund/SERV that are due to problems or errors at Vanguard (a “Vanguard Outage”), the following procedures shall be followed:

(a) The Company shall continue to transmit Orders via Fund/SERV in accordance with the procedures outlined in the Operating Procedures in Part A above.

(b) Vanguard will be responsible for any costs or losses associated with processing and settling, as of the appropriate trade date, Orders timely entered onto Fund/SERV by the Company during the Vanguard Outage.

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

EXHIBIT A

REDEMPTION FEE PROCEDURES

A.	Redemption Fee Procedures

1. Beginning on the effective date of this Agreement, the Company will assess a redemption fee on shares of each Vanguard Fund specified below redeemed by a Contract owner by means of an exchange out of an Account or sub-account of the Account investing in the Vanguard Fund within the specified holding period after purchase of such shares by the Contract owner by means of an exchange into an Account or sub-account of the Account investing in the Vanguard Fund (the “Redemption Fee”). For purposes of tracking and assessing the Redemption Fee, all acquisitions by a Contract owner (or by an Account in connection with a Contract owner) of Vanguard Fund shares as a result of (a) an exchange into the Vanguard Fund, (b) a Contract owner-initiated asset transfer within a Contract, or (c) a Contract owner-initiated rollover shall be considered “purchases” (a “Purchase”), and all Contract owner (or Account, in connection with a Contract owner) dispositions of Vanguard Fund shares as a result of an exchange out of the Vanguard Fund shall be considered “redemptions” (a “Redemption”). For purposes of these procedures, “exchange out” means a transaction in which proceeds from a redemption of Vanguard Fund shares in a Contract are used to purchase another investment offered within the Contract.

2. The Redemption Fee holding period begins at the date of the Purchase, and the Redemption Fee will be charged on Redemptions that occur before the end of the Vanguard Fund’s holding period. In determining whether and to what extent the Redemption Fee applies to any particular Redemption, a Contract owner’s shares that are exempt from the Redemption Fee are redeemed first. The Company shall then use a first-in first-out method of accounting for Purchases and Redemptions, meaning that a Contract owner’s oldest shares are redeemed prior to more recently acquired shares.

3. The following transactions will not be considered Purchases or Redemptions, as applicable, for purposes of these Redemption Fee Procedures:

(a)	Purchases of Vanguard Fund shares with Plan participant payroll or employer contributions;

(b)	Distributions, loans, and in-service withdrawals from Plans;

(c)	Redemptions or transfers of shares as part of a Plan termination or at the direction of a Plan;

(d)	Purchases of shares by reinvestment of dividends or capital gain distributions;

(e)	Rollovers to individual retirement accounts (IRAs);

(f)	IRA conversions and recharacterizations;

(g)	Re-registrations of shares in the same Vanguard Fund;

(h)	Conversions from one share class to another in the same Vanguard Fund;

(i)	Transactions in Section 529 College Savings Plan accounts; and

(j)	Redemptions of shares to pay fund or account fees.

4. Reallocation and rebalancing transactions completed by Contract owners, investment advisors, or investment advisory services will not be exempt from Redemption Fees.

5. Vanguard Fund Redemption Fee holding periods shall be calculated using calendar dates and shall include trade dates.

6. The Company shall be responsible for the calculation of, and causing the NSCC Firm to remit, the correct amount of Redemption Fees.

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

7. (a) Preferred Method. If the Company elects to utilize the NSCC’s Short-Term Redemption Fee Processing Automation, the Redemption Fee shall be processed and settled through the Fund/SERV STR functionality, in accordance with applicable NSCC rules and procedures and any supplemental information or clarification furnished to the Company in writing by Vanguard from time to time.

(b) Alternate Method. If the Company does not elect to utilize the NSCC’s Short-Term Redemption Fee Processing Automation, the Redemption Fee shall be withheld from the redemption proceeds of each Redemption of Vanguard Fund shares, and shall be remitted to Vanguard monthly, or more frequently as the parties shall agree, as follows. Redemption Fees due as a result of transactions processed during each calendar month shall be accumulated and remitted via Federal Funds wire received by Vanguard no later than 4:00 p.m. Eastern time on the fifth Business Day of the following calendar month in accordance with the wiring instructions provided in writing to the Company and the NSCC Firm by Vanguard, as Vanguard may update such instructions from time to time with advance notice to the Company. Such wiring instructions should be used only for the remittance of redemption and purchase fees on transactions in the Vanguard Funds, and not for any other purpose.

8. On the same Business Day as each wire transfer of Redemption Fees, the Company shall deliver via facsimile to (484) 582-4853 a spreadsheet in the form of the template attached to this Exhibit A indicating the allocation among the Vanguard Funds and the Accounts of the fees remitted, which shall include the following information:

•	Vanguard Fund number

•	Master/client identification number

•	CUSIP number

•	Vanguard account number

•	Dollar amount of the Redemption Fees remitted for each Vanguard Fund account

Each such facsimile transmission shall include the name and telephone number of a Company contact for purposes of any questions regarding the Redemption Fees remitted.

9. The Company agrees to furnish Vanguard with such information as Vanguard may reasonably request from time to time in order for Vanguard to verify the Company’s compliance with the terms of these procedures, including, without limitation, periodic certifications confirming such compliance, which shall not be requested on an unreasonably frequent basis. The Company shall maintain records sufficient to identify the date and time of receipt of all Purchase and Redemption transactions resulting in Redemption Fees and shall make such records reasonably available upon request for examination by Vanguard or its designated representative or, at the written request of Vanguard, by appropriate governmental authorities or self-regulatory organizations.

B. Vanguard Funds that Charge Redemption Fees*

Fund Name*	Fund Number	Redemption Fee (applies to all listed share classes)	Holding Period (applies to all listed share classes)
Vanguard Capital Opportunity Fund	0111 (Investor Shares) 5111 (Admiral Shares)	1%	Less than 1 year
Vanguard Consumer Discretionary Index Fund	5483 (Admiral Shares)	2%	Less than 1 year
Vanguard Consumer Staples Index Fund	5484 (Admiral Shares)	2%	Less than 1 year
Vanguard Convertible Securities Fund	0082 (Investor Shares)	1%	Less than 1 year
Vanguard Developed Markets Index Fund	0227 (Investor Shares)	2%	Less than 2 months
Vanguard Emerging Markets Stock Index Fund (see Exhibit B for purchase fee information)	0533 (Investor Shares) 5533 (Admiral Shares) 1354 (Signal Shares) 0239 (Institutional Shares) 1865 (Instit Plus Shares)	0.25%	All redemptions
Vanguard Energy Fund	0051 (Investor Shares) 0551 (Admiral Shares)	1%	Less than 1 year

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

Vanguard Energy Index Fund	5480 (Admiral Shares)	2%	Less than 1 year
Vanguard European Stock Index Fund	0079 (Investor Shares) 0579 (Admiral Shares) 1352 (Signal Shares) 0235 (Institutional Shares) 1863 (Instit Plus Shares)	2%	Less than 2 months
Vanguard Financials Index Fund	5486 (Admiral Shares)	2%	Less than 1 year
Vanguard FTSE All-World ex-US Index Fund	0770 (Investor Shares) 0881 (Institutional Shares) 1866 (Instit Plus Shares)	2%	Less than 2 months
Vanguard FTSE All-World ex-US Small-Cap Index Fund (see Exhibit B for purchase fee information)	1684 (Investor Shares) 0884 (Institutional Shares)	0.75%	All redemptions
Vanguard Global ex-U.S. Real Estate Index Fund (see Exhibit B for purchase fee information)	738 (Investor Shares) 1758 (Signal Shares) 1858 (Institutional Shares)	0.25%	All redemptions
Vanguard Health Care Fund	0052 (Investor Shares) 0552 (Admiral Shares)	1%	Less than 1 year
Vanguard Health Care Index Fund	5485 (Admiral Shares)	2%	Less than 1 year
Vanguard High-Yield Corporate Fund	0029 (Investor Shares) 0529 (Admiral Shares)	1%	Less than 1 year
Vanguard Industrials Index Fund	5482 (Admiral Shares)	2%	Less than 1 year
Vanguard Information Technology Index Fund	5487 (Admiral Shares)	2%	Less than 1 year
Vanguard Institutional Developed Markets Index Fund	0234 (Institutional Shares)	2%	Less than 2 months
Vanguard International ExplorerTM Fund	0126 (Investor Shares)	2%	Less than 2 months
Vanguard International Growth Fund	0081 (Investor Shares) 0581 (Admiral Shares)	2%	Less than 2 months
Vanguard International Value Fund	0046 (Investor Shares)	2%	Less than 2 months
Vanguard Market Neutral Fund	0634 (Investor Shares) 0734 (Institutional Shares)	1%	Less than 1 year
Vanguard Materials Index Fund	5481 (Admiral Shares)	2%	Less than 1 year
Vanguard Pacific Stock Index Fund	0072 (Investor Shares) 0572 (Admiral Shares) 1353 (Signal Shares) 0237 (Institutional Shares) 1864 (Instit Plus Shares)	2%	Less than 2 months
Vanguard Precious Metals & Mining Fund	0053 (Investor Shares)	1%	Less than 1 year
Vanguard PRIMECAP Fund	0059 (Investor Shares) 0559 (Admiral Shares)	1%	Less than 1 year
Vanguard PRIMECAP Core Fund	1220 (Investor Shares)	1%	Less than 1 year
Vanguard REIT Index Fund	0123 (Investor Shares) 5123 (Admiral Shares) 1355 (Signal Shares) 3123 (Institutional Shares)	1%	Less than 1 year
Vanguard Selected Value Fund	0934 (Investor Shares)	1%	Less than 1 year
Vanguard Tax-Managed Balanced Fund	0103 (Investor Shares)	1%	Less than 5 years
Vanguard Tax-Managed Capital Appreciation Fund	0102 (Investor Shares) 5102 (Admiral Shares) 0135 (Institutional Shares)	1%	Less than 5 years
Vanguard Tax-Managed Growth and Income Fund	0101 (Investor Shares) 5101 (Admiral Shares) 0136 (Institutional Shares)	1%	Less than 5 years
Vanguard Tax-Managed International Fund	0127 (Investor Shares) 0137 (Institutional Shares)	1%	Less than 5 years
Vanguard Tax-Managed Small-Cap Fund	0116 (Investor Shares) 0118 (Institutional Shares)	1%	Less than 5 years
Vanguard Telecommunication Services Index Fund	5488 (Admiral Shares)	2%	Less than 1 year
Vanguard Total International Stock Index Fund	0113 (Investor Shares)	2%	Less than 2 months

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

	0569 (Admiral Shares) 1769 (Signal Shares) 1869 (Institutional Shares) 1862 (Instit Plus Shares)
Vanguard Total World Stock Index Fund (see Exhibit B for purchase fee information)	0628 (Investor Shares) 0826 (Institutional Shares)	2%	Less than 2 months
Vanguard Utilities Index Fund	5489 (Admiral Shares)	2%	Less than 1 year

*	The availability of funds may vary because of fund openings and closings or changes in minimum initial investments.

Redemption Fees

Company Name:	Contact Name:
Company Address:	Phone Number:
E-mail address:

TIN

Fund Number	Master or Client ID	CUSIP Number	Account Number	Redemption fee amount

			Total	0.00

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

EXHIBIT B

PURCHASE FEE PROCEDURES

1. Beginning on the effective date of this Agreement, the Company will assess a purchase fee on shares of the Vanguard Funds identified below purchased by a Contract owner (or an Account in connection with a Contract owner) (the “Purchase Fee”). For purposes of tracking and assessing the Purchase Fee, all acquisitions by a Contract owner (or by an Account in connection with a Contract owner) of shares as a result of (a) a purchase or an exchange into the Vanguard Fund, (b) a Contract owner-initiated asset transfer into the Vanguard Fund, or (c) a Contract owner-initiated rollover into the Vanguard Fund shall be considered “purchases” (a “Purchase”).

2. The following transactions will not be considered Purchases for purposes of these Purchase Fee Procedures:

(a)	Purchases of shares by reinvestment of dividends or capital gains distributions;

(b)	Transfers or re-registrations within the Vanguard Fund; and

(c)	Conversions from one share class to another in the Vanguard Fund.

3. The Purchase Fee shall be withheld from the settlement of each Purchase of Vanguard Fund shares, and shall be remitted to Vanguard monthly, or more frequently as the parties shall agree, as follows. Purchase Fees due as a result of transactions processed during each calendar month shall be accumulated and remitted via Federal Funds wire received by Vanguard no later than 4:00 p.m. Eastern time on the fifth Business Day of the following calendar month in accordance with the wiring instructions provided in writing to the Company and the NSCC Firm by Vanguard, as Vanguard may update such instructions from time to time with advance notice to the Company. Such wiring instructions should be used only for the remittance of redemption and purchase fees on transactions in the Vanguard Funds, and not for any other purpose.

4. On the same Business Day as each wire transfer of Purchase Fees, the Company shall deliver via facsimile to (484) 582-4853 a spreadsheet in the form of the template attached to this Exhibit B indicating the allocation among the Company’s accounts of the Purchase Fees remitted, which shall include the following information:

•	Fund number

•	Master/client identification number

•	CUSIP

•	Vanguard account number

•	Dollar amount of the Purchase Fees remitted

Each such facsimile transmission shall include the name and telephone number of a Company contact for purposes of any questions regarding the Purchase Fees remitted.

5. The Company agrees to furnish Vanguard with such information as Vanguard may reasonably request from time to time in order for Vanguard to verify the Company’s compliance with the terms of these procedures, including, without limitation, periodic certifications confirming such compliance, which shall not be requested on an unreasonably frequent basis. The Company shall maintain records sufficient to identify the date and time of receipt of all Purchases resulting in Purchase Fees and shall make such records reasonably available upon request for examination by Vanguard or its designated representative or, at the written request of Vanguard, by appropriate governmental authorities or self-regulatory organizations.

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

Vanguard Funds that Charge Purchase Fees*

Fund Name*	Fund Number	Purchase Fee (applies to all listed share classes)
Vanguard Emerging Markets Stock Index Fund	0533 (Investor Shares) 5533 (Admiral Shares) 1354 (Signal Shares) 0239 (Institutional Shares) 1865 (Instit Plus Shares)	0.50%
Vanguard FTSE All-World ex-US Small-Cap Index Fund	1684 (Investor Shares) 0884 (Institutional Shares)	0.75%
Vanguard Global ex-U.S. Real Estate Index Fund	738 (Investor Shares) 1758 (Signal Shares) 1858 (Institutional Shares)	0.25%
Vanguard Total World Stock Index Fund	0628 (Investor Shares) 0826 (Institutional Shares)	0.25%
Vanguard Short-Term Corporate Bond Index fund	1945 (Signal Shares) 1645 (Institutional Shares)	0.25%
Vanguard Intermediate-Term Corporate Bond Index Fund	1946 (Signal Shares) 1646 (Institutional Shares)	0.50%
Vanguard Long-Term Corporate Bond Index Fund	1947 (Signal Shares) 1647 (Institutional Shares)	1.00%
Vanguard Extended Duration Treasury Index Fund Inst Vanguard Extended Duration Treasury Index Fund Plus	1275 (Institutional Shares) 1276 (Institutional Shares)	0.25%

*	The availability of funds may vary because of fund openings and closings or changes in minimum initial investments.

Purchase Fees

Company Name:	Contact Name:
Company Address:	Phone Number:
E-mail address:

TIN

Fund Number	Master or Client ID	CUSIP Number	Account Number	Purchase fee amount

			Total	0.00

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

EXHIBIT C

TIAA VA-3 SEPARATE ACCOUNT FREQUENT TRADING POLICY

There are contractowners who may try to profit from transferring money back and forth among investment accounts in an effort to “time” the market. As money is shifted in and out of these investment accounts, we incur transaction costs and the underlying funds incur expenses for buying and selling securities. These costs are borne by all contractowners. In addition, market timing can interfere with efficient portfolio management and cause dilution, if timers are able to take advantage of pricing inefficiencies. The risk of pricing inefficiencies can be particularly acute for portfolios invested primarily in foreign securities, such as the TIAA-CREF International Equity Fund, the TIAA-CREF International Equity Index Fund, the TIAA-CREF Emerging Markets Equity Fund, the TIAA-CREF Emerging Markets Equity Index Fund, the American Funds EuroPacific Growth Fund, the Vanguard Emerging Markets Stock Index Fund, the Dodge & Cox International Stock Fund, and the DFA Emerging Markets Portfolio.

We have adopted policies and procedures to discourage market timing activity and control certain transfer activity. We have the right to modify our policies and procedures at any time without advance notice. Under these policies and procedures, contractowners who make a transfer out of any one of the investment accounts available under the contract (other than the investment accounts that invest in the TIAA-CREF Money Market Fund and the TIAA-CREF Short-Term Bond Fund), will not be able to make electronic transfers (i.e. over the Internet, by telephone or by fax) back into that same investment account in that contract for 30 calendar days starting the day after the transfer. The electronic transfers that will be restricted under this policy do not include certain types of transactions like systematic withdrawals, systematic purchases, automatic rebalancings, death and hardship withdrawals, certain transactions made within a retirement or employee benefit plan, such as contributions, mandatory distributions, loans and plan sponsor-initiated transactions, and other types of transactions specified by TIAA management.

To the extent permitted by applicable law, we may reject, limit, defer or impose other conditions on transfers into or out of an investment account in order to curb frequent transfer activity to the extent that comparable limitations are imposed on the purchase, redemption or exchange of shares of any of the funds under the separate account.

If we regard the transfer activity as disruptive to an underlying fund’s efficient portfolio management, based on the timing or amount of the investment or because of a history of excessive trading by the investor, we may limit a contractowner’s ability to make transfers by telephone, fax or over the Internet. We also may stop doing business with financial advisors who engage in excessive transfer activity on behalf of their clients. Because we have discretion in applying these policies, it is possible that similar activity could be handled differently with the result that some market timing activity may not be detected.

We seek to apply our market timing and other transfer policies uniformly to all contractowners. We reserve the right to waive these policies where management believes that the waiver is in the contractowners’ best interests and that imposition of the policy’s restrictions is not necessary to protect contractowners from the effects of short-term trading. Except as stated above, no exceptions are made with respect to the policies. The contract is not appropriate for market timing. You should not invest in the contract if you want to engage in market timing activity.

To the extent permitted by applicable law, we may not accept or we may defer transfers at any time that we are unable to purchase or redeem shares of any of the funds under the separate account.

Contractowners seeking to engage in market timing may deploy a variety of strategies to avoid detection, and, despite our efforts to discourage market timing, there is no guarantee that TIAA or its agents will be able to identify all market timers or curtail their trading practices. If we do not identify or curtail market timers, there could be dilution in the value of account shares held by long-term participants, increased transaction costs, and interference with the efficient portfolio management of the affected fund.

The funds available as investment options under the contract may have adopted their own policies and procedures with respect to market timing and excessive trading of their respective shares. The prospectuses for the funds describe any such policies and procedures. The policies and procedures of a fund may be different, and more or less restrictive, than our policies and procedures or the policies and procedures of other funds. While we reserve the right to enforce these policies

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

and procedures, we may not have the contractual authority or the operational capacity to apply the market timing and excessive trading polices and procedures of the funds. However, we have entered into a written agreement, as required by SEC regulation, with each fund or its principal underwriter that obligates us to provide to the fund promptly upon request certain information about the trading activity of individual contractowners, and to execute instructions from the fund to restrict or prohibit further purchases or transfers by specific contractowners who violate the market timing and excessive trading policies established by the fund.

In addition, some funds may impose redemption fees on short-term trading (i.e., redemptions of fund shares within a certain number of days after purchase). The fund determines the amount of the redemption fee and the fee is retained by or paid to the fund assessing the redemption fee and not by TIAA. The redemption fee may affect the number and value of accumulation units transferred out of the investment account that invests in that fund and, therefore, may affect the investment account accumulation. We reserve the right to administer and collect any such redemption fees from your accumulation on behalf of the funds.

As of May 1, 2011

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

EXHIBIT D

SHARE CLASS ELIGIBILITY REQUIREMENTS FOR INTERMEDIARIES

SERVICING DEFINED CONTRIBUTION PLANS

1.	Share Classes.

(a) Admiral, Signal, Institutional, and Institutional Plus Shares. The Accounts’ accounts may qualify for Admiral Shares, Signal Shares, Institutional Shares and/or Institutional Plus Shares, if and to the extent available from time to time, by satisfying the applicable requirements set forth below. Vanguard Fund accounts maintained by the Company for Mutual Fund Supermarkets (as defined below) are not eligible to offer these share classes except as noted below in connection with Plans and Plan participants.

(b) Mutual Fund Supermarkets. As used herein, “Mutual Fund Supermarket” shall mean a program or platform offered by the Company or underlying intermediary through which their individual clients, on a self-directed basis, may purchase and sell mutual funds offered by a variety of independent fund families.

(c) Plans and Participants using Mutual Fund Supermarkets. Plans and Plan participants may access Vanguard Funds, including Admiral, Signal, Institutional, and Institutional Plus shares, through a Mutual Fund Supermarket provided that they meet the individual eligibility requirements for the applicable share class.

(d) Eligibility. The Company shall be responsible for ensuring that only those accounts, underlying intermediaries, Accounts, and/or Plans, as the case may be, that satisfy all applicable eligibility requirements herein receive and continue to hold Admiral Shares, Signal Shares, Institutional Shares, or Institutional Plus Shares, as appropriate, and/or such additional or substitute share classes as the Vanguard Funds may offer from time to time. Vanguard and the Vanguard Funds reserve the right to discontinue availability of any one or more share classes at any time and for any reason without prior notice.

2.	Admiral Shares Eligibility Requirements.

Except as set forth in Section 3 of this Exhibit D with respect to Admiral Shares of Signal Funds (as defined in such Section 3):

(a) For each Vanguard Fund (other than any Signal Fund), all purchases of Admiral Shares and any conversions from Investor Shares to Admiral Shares must be attributable to an Account that has, or immediately after the transaction will have, a minimum of $100,000 invested in the Vanguard Fund through the Company (an “Admiral Qualifying Account”);

(b) Assets beneficially owned by multiple Accounts may not be aggregated to meet the $100,000 minimum investment, except as approved by Vanguard in accordance with criteria established by Vanguard;

(c) Assets beneficially owned by a Account in the same Vanguard Fund through multiple accounts may not be aggregated to meet the $100,000 minimum investment, except as approved by Vanguard in accordance with criteria established by Vanguard;

(d) Companies seeking Admiral Shares for other account arrangements should contact Vanguard for eligibility requirements; and,

(e) The Company shall request a purchase of Admiral Shares, or a conversion from Investor Shares to Admiral Shares, on behalf of an Admiral Qualifying Account via a Fund/SERV transmission.

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

3.	Signal Shares Eligibility Requirements.

(a) The Company shall be eligible to hold and purchase Signal Shares on behalf of Accounts. The Company is not permitted to establish a new account in Admiral Shares of any Vanguard Fund that offers Signal Shares (such funds are listed on Attachment A to this Agreement) (each, a “Signal Fund”), purchase Admiral Shares of any Signal Fund on behalf of an Account, or convert Investor Shares of any Signal Fund to Admiral Shares of such fund.

(b) The Company shall request a purchase of Signal Shares, or a conversion from Investor Shares to Signal Shares, on behalf of an eligible Account via a Fund/SERV transmission.

(c) The Company shall be permitted to purchase and hold, on behalf of Accounts, Admiral Shares of any Vanguard Fund that does not and will not offer Signal Shares, subject to applicable Admiral Shares eligibility requirements described in Section 2 above and in effect from time to time.

4.	Institutional Shares Eligibility Requirements.

(a) For each Vanguard Fund, all purchases of Institutional Shares and any conversions from Investor Shares, Admiral Shares or Signal Shares to Institutional Shares must be attributable to an Account that has, or immediately after the transaction will have, a minimum of $5,000,000* invested in the Vanguard Fund through the Company (an “Institutional Qualifying Account”);

(b) Assets beneficially owned by multiple Accounts may not be aggregated to meet the $5,000,000* minimum investment, except as approved by Vanguard in accordance with criteria established by Vanguard;

(c) Assets beneficially owned by an Account in the same Vanguard Fund through multiple accounts may not be aggregated to meet the $5,000,000* minimum investment, except as approved by Vanguard in accordance with criteria established by Vanguard;

(d) Companies seeking Institutional Shares for other account arrangements should contact Vanguard for eligibility requirements; and,

(e) The Company shall request a purchase of Institutional Shares, or a conversion from any other class of shares to Institutional Shares, on behalf of an Institutional Qualifying Account via a Fund/SERV transmission.

*	Required minimum for Vanguard Intermediate-Term Bond Index Fund Institutional Shares is $25,000,000; for Vanguard Long-Term Bond Index Fund Institutional Shares is $25,000,000; for Vanguard Short-Term Investment-Grade Fund Institutional Shares is $50,000,000; and for Vanguard Institutional Total Stock Market Index Fund Institutional Shares, $100,000,000. The availability of funds may vary because of fund openings and closings or changes in minimum investments.

5.	Institutional Plus Shares Eligibility Requirements.

(a) For each Vanguard Fund, all purchases of Institutional Plus Shares and any conversions from any other class of shares to Institutional Plus Shares must be attributable to an Account that has, or immediately after the transaction will have, the minimum amount specified in the relevant Vanguard Fund’s Institutional Plus Shares prospectus invested in the Vanguard Fund through the Company (an “Institutional Plus Qualifying Account”);

(b) Assets beneficially owned by multiple Accounts may not be aggregated to meet the required investment minimum, except as approved by Vanguard in accordance with criteria established by Vanguard;

(c) Assets beneficially owned by an Account in the same Vanguard Fund through multiple accounts may not be aggregated to meet the required investment minimum, except as approved by Vanguard in accordance with criteria established by Vanguard;

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

(d) Companies seeking Institutional Plus Shares for other account arrangements should contact Vanguard for eligibility requirements; and,

(e) The Company shall request a purchase of Institutional Plus Shares, or a conversion from any other class of shares to Institutional Plus Shares, on behalf of an Institutional Plus Qualifying Account via a Fund/SERV transmission.

6.	Mutual Fund Supermarkets Reporting.

Upon reasonable request by Vanguard, the Company shall furnish:

(i)	a report identifying, as applicable: (A) any Plans accessing the Vanguard Funds through a Mutual Fund Supermarket; (B) a listing of all Vanguard Funds offered through the Mutual Fund Supermarket (including a breakdown of: the Vanguard Funds offered to Plans, Plan participants, or accounts; and the Vanguard Funds offered to individuals that are not Plan participants); and (C) a listing of all of the Company’s accounts maintained on behalf of a Mutual Fund Supermarket;

(ii)	a description of the Company’s policies and procedures for preventing Mutual Fund Supermarkets from inappropriately acquiring share classes other than Investor Shares;

(iii)	Vanguard access to any Mutual Fund Supermarkets (including the necessary user names and passwords) to review the share classes offered to various client types; and,

(iv)	such other or additional reporting or information as Vanguard may specify in order to ensure compliance with applicable share class eligibility requirements.

7.	Reporting and Reclassification.

(a) Upon the request of Vanguard from time to time, the Company will submit to Vanguard a report for each share class listing (i) each Account that beneficially owns each share class through the Company or an underlying intermediary, and (ii) the amount of each Vanguard Fund’s share class held by the Company or the underlying intermediary for each such Account (in dollars and shares). This information will be provided separately for each Vanguard Fund, each share class of each Vanguard Fund, and each account maintained by the Company.

(b) All information received from the reporting required under this exhibit will be kept confidential by Vanguard, will not be disclosed to any unaffiliated third party and will be used solely for purposes of monitoring compliance with the eligibility requirements of the multi-share class program.

(c)(i) Subject to the provisions of subsection (ii) below, if an Account holding a particular share class no longer meets the required investment minimum, no longer satisfies Vanguard’s criteria for aggregation, or otherwise becomes ineligible to hold such share class, then the Company will promptly direct Vanguard to reclassify the appropriate amount of assets from the ineligible share class to a share class that the Account is eligible to hold, if available, within the Company’s Vanguard accounts. In addition, Vanguard may, without direction from the Company, reclassify the appropriate amount of assets from any share class that an Account is no longer eligible to hold to a share class that the Account is eligible to hold, if available and as appropriate, within the Company’s Vanguard accounts, or exercise any other rights set forth in the applicable Vanguard Fund’s then-current prospectus and the Vanguard Funds’ then-effective Multiple Class Plan, with respect to a Plan holding a specific share class.

(ii) Without limiting any rights of Vanguard or the Vanguard Funds under this Agreement or otherwise, in any case where an Account holding a particular share class no longer meets the required investment minimum, no longer satisfies Vanguard’s criteria for aggregation, or otherwise becomes ineligible to hold such share class (including to the extent any of the foregoing occur as a result of changes to the eligibility requirements set forth herein), Vanguard agrees to, in connection with any resulting reclassification requirement, consider all information that may be provided by the Company concerning circumstances particular to the Accounts and Contracts, including information regarding any

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

impact such reclassification requirement may have on the Accounts and any obligations of the Company that may arise from any such reclassification requirement, such as a need to obtain an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of a different share class, and agrees to, in any such circumstance, engage with the Company in an effort to reach a mutually agreeable resolution regarding any such reclassification requirement; provided that Vanguard shall have the right to in its sole discretion make the final determination as to whether any shares will be reclassified. The Company may promptly provide to Vanguard any such information the Company deems necessary or appropriate prior to directing Vanguard to reclassify shares pursuant to Section 7(i) above.

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

EXHIBIT E

FIRM INFORMATION FORM

Important information about opening a new account: Vanguard is required by federal law to obtain from each person who opens an account certain personal information—including name, address, and date of birth among other information—that will be used to verify identity. If you do not provide us with this information, we will not be able to open the account. If we are unable to verify your identity, Vanguard reserves the right to close your account or take other steps we deem reasonable.

(Please print, preferably in black ink.)

1. Name of Firm	Please check the box, if applicable: ☐ Employee benefit plan established under ERISA

2.	Firm Information

Citizenship: ☐ U.S. Citizen or ☐ Resident Alien or ☐ Nonresident Alien
Country of citizenship for nonresident alien

☐ Applied for.
Employer Identification Number, or Qualified Company Employer Identification Number (if a non-U.S. entity)	Date of application:

Street Address or APO/FPO (a P.O. box or rural route number is not acceptable)

City	State	Zip Code

Daytime Telephone Number	Evening Telephone Number

3.	Type of Account

Important: Please send us, along with this form, a copy of the documentation required for the account registration type specified below, or there may be a delay in establishing the account or account options.

Documents Required
☐Corporation	Articles of Incorporation or state-issued charter or Certificate of Good Standing.
☐Endowment	Pages in trust document that show the name of the endowment and a listing of all trustees and their signatures.
☐Foundation	Articles of Incorporation.
☐Partnership	Partnership Agreement.
☐Professional Association or
Corporation; Limited Liability Corporation	Articles of Association, Certificate of Organization, or similar document.
☐Sole Proprietorship	Document filed to form the proprietorship.
☐Unincorporated Enterprise	Document evidencing the existence of the enterprise, such as the charter or resolution.
☐Other	Document filed to form the organization (if a legal entity), or organization bylaws or similar document (if not a legal entity).

(Please specify type.)Check one of the following if it describes the organization opening the account:

0241320 0.8 DCC&S VA INSURANCE PRODUCT

NSCC Membership Number 2006

☐Broker/Dealer	☐National Bank	☐Government Agency or Instrumentality

☐Mutual Fund	☐State-Regulated Bank	☐Publicly Traded on the Nasdaq (Except Small-Cap Issues), NYSE, or AMEX

(Enter ticker symbol.)

4. Names and Signatures of Authorized Signers

The undersigned hereby certify that all information provided on this Firm Information Form is true, correct, and complete.

Name

Signature/Title	Date

Name

Signature/Title	Date

0241320 0.8 DCC&S VA INSURANCE PRODUCT

Vanguard Large Transaction List	Attachment A	Effective 12/21/2010

FUND NAME	FUND	QUOTRON	CUSIP	FEES	DIST	LARGE NOTIFY	SHARE CLASS	INV TYPE	INFO
Balanced Index Fund	2	VBINX	921931101	NA	Q	$2,000,000	Investor	Balanced
Value Index Fund	6	VIVAX	922908405	NA	Q	$1,000,000	Investor	Stock
Growth Index Fund	9	VIGRX	922908504	NA	Q	$1,000,000	Investor	Stock
Admiral Treasury Money Market Fund	11	VUSXX	921932109	NA	M	$10,000,000	Investor	Money Market	Closed Fund
NJ Long-Term Tax-Exempt Fund	14	VNJTX	92204F206	NA	M	$1,000,000	Investor	Bond
FL Long-Term Tax-Exempt Fund	18	VFLTX	922033105	NA	M	$1,000,000	Investor	Bond
Wellington Fund	21	VWELX	921935102	NA	Q	$10,000,000	Investor	Balanced	Min IP $10,000
Windsor Fund	22	VWNDX	922018106	NA	S	$5,000,000	Investor	Balanced
US Growth Fund	23	VWUSX	921910105	NA	A	$5,000,000	Investor	Stock
Explorer Fund	24	VEXPX	921926101	NA	A	$1,000,000	Investor	Stock
Morgan Growth Fund	26	VMRGX	921928107	NA	A	$5,000,000	Investor	Stock
Wellesley Income Fund	27	VWINX	921938106	NA	Q	$5,000,000	Investor	Balanced
Long-Term Investment Grade Fund	28	VWESX	922031109	NA	M	$5,000,000	Investor	Bond
High-Yield Corporate Fund	29	VWEHX	922031208	1% out < 1 yr.	M	$5,000,000	Investor	Bond
Prime Money Market Fund	30	VMMXX	922906201	NA	M	$25,000,000	Investor	Money Market
Limited-Term Tax-Exempt Fund	31	VMLTX	922907704	NA	M	$1,000,000	Investor	Bond
Short-Term Treasury Fund	32	VFISX	922031703	NA	M	$1,000,000	Investor	Bond
Federal Money Market Fund	33	VMFXX	922906300	NA	M	$10,000,000	Investor	Money Market	Closed Fund
Retirement Savings Trust	34	NA	92202V104		*	$1,000,000
Intermediate-Term Treasury Fund	35	VFITX	922031802	NA	M	$1,000,000	Investor	Bond
GNMA Fund	36	VFIIX	922031307	NA	M	$10,000,000	Investor	Bond
Short-Term Investment Grade Fund	39	VFSTX	922031406	NA	M	$5,000,000	Investor	Bond
500 Index Fund	40	VFINX	922908108	NA	Q	$2,000,000	Investor	Stock
Short-Term Tax-Exempt Fund	41	VWSTX	922907100	NA	M	$1,000,000	Investor	Bond
Intermediate-Term Tax-Exempt Fund	42	VWITX	922907209	NA	M	$1,000,000	Investor	Bond
Long-Term Tax-Exempt Fund	43	VWLTX	922907308	NA	M	$1,000,000	Investor	Bond
High-Yield Tax-Exempt Fund	44	VWAHX	922907407	NA	M	$1,000,000	Investor	Bond
Tax-Exempt Money Market Fund	45	VMSXX	922907506	NA	M	$1,000,000	Investor	Money Market
International Value Fund	46	VTRIX	921939203	2% Out< 2 mos.	A	$2,000,000	Investor	Stock
Small-Cap Index Fund	48	NAESX	922908702	NA	A	$2,000,000	Investor	Stock
Short-Term Federal Fund	49	VSGBX	922031604	NA	M	$10,000,000	Investor	Bond
Energy Fund	51	VGENX	921908109	1% out< 1yr.	A	$1,000,000	Investor	Stock	Min IP $25,000
Health Care Fund	52	VGHCX	921908307	1% out< 1 yrs.	A	$10,000,000	Investor	Stock	Min IP $25,000
Precious Metals & Mining Fund	53	VGPMX	921908208	1% out< 1yr.	A	$1,000,000	Investor	Stock	Min IP $10,000
STAR Fund	56	VGSTX	921909107	NA	S	$1,000,000	Investor	Balanced
Dividend Growth Fund	57	VDIGX	921908604	NA	Q	$5,000,000	Investor	Stock
PRIMECAP Fund	59	VPMCX	921936100	1% out< 1 yrs.	A	$10,000,000	Investor	Stock	Closed Fund
CA Tax-Exempt Money Market Fund	62	VCTXX	922021209	NA	M	$1,000,000	Investor	Money Market
PA Tax-Exempt Money Market Fund	63	VPTXX	92204L203	NA	M	$1,000,000	Investor	Money Market
Equity Income Fund	65	VEIPX	921921102	NA	Q	$2,000,000	Investor	Stock
Prime Money Market Fund Inst. Shares	66	VMRXX	922906508	NA	M	$25,000,000	Institutional	Money Market	Min IP $5 million
VVIF-Total Bond Index	67	NA	921925202	NA	M	$750,000	VVIF	Bond
Intermediate-Term Investment Grade Fund	71	VFICX	922031885	NA	M	$5,000,000	Investor	Bond

Vanguard Large Transaction List	Attachment A	Effective 12/21/2010

FUND NAME	FUND	QUOTRON	CUSIP	FEES	DIST	LARGE NOTIFY	SHARE CLASS	INV TYPE	INFO
Pacific Stock Index Fund	72	VPACX	922042106	2% out< 2 mos.	A	$1,000,000	Investor	Stock
Windsor II Fund	73	VWNFX	922018205	NA	S	$5,000,000	Investor	Stock	Min IP $10,000
CA Long-Term Tax-Exempt Fund	75	VCITX	922021100	NA	M	$1,000,000	Investor	Bond
NY Long-Term Tax-Exempt Fund	76	VNYTX	92204H103	NA	M	$1,000,000	Investor	Bond
PA Long-Term Tax-Exempt Fund	77	VPAIX	92204L104	NA	M	$1,000,000	Investor	Bond
Asset Allocation Fund	78	VAAPX	922020102	NA	S	$3,000,000	Investor	Balanced
European Stock Index Fund	79	VEURX	922042205	2% Out< 2 mos.	A	$1,000,000	Investor	Stock
International Growth Fund	81	VWIGX	921910204	2% Out< 2 mos.	A	$2,000,000	Investor	Stock
Convertible Securities Fund	82	VCVSX	922023106	1% Out< 1 yr	Q	$500,000	Investor	Stock	Closed Fund
Long-Term Treasury Fund	83	VUSTX	922031505	NA	M	$1,000,000	Investor	Bond
Total Bond Market Index Fund	84	VBMFX	921937108	NA	M	$15,000,000	Investor	Bond
Total Stock Market Index Fund	85	VTSMX	922908306	NA	Q	$2,000,000	Investor	Stock
Growth & Income Fund	93	VQNPX	921913109	NA	S	$2,000,000	Investor	Stock
Institutional Index Fund	94	VINIX	922040100	NA	Q	$1,000,000	Institutional	Stock	Min IP $5 million
NJ Tax-Exempt Money Market Fund	95	VNJXX	92204F107	NA	M	$1,000,000	Investor	Money Market
OH Tax-Exempt Money Market Fund	96	VOHXX	921929105	NA	M	$1,000,000	Investor	Money Market
OH Long-Term Tax-Exempt Fund	97	VOHIX	921929204	NA	M	$500,000	Investor	Bond
Extended Market Index Fund	98	VEXMX	922908207	NA	A	$1,000,000	Investor	Stock
CA Intermediate-Term Tax-Exempt Fund	100	VCAIX	922021308	NA	M	$1,000,000	Investor	Bond
Tax-Managed Growth and Income Fund	101	VTGIX	921943106	1%< 5yrs.	Q	$500,000	Investor	Stock	Min IP $10,000
Tax-Managed Capital Appreciation Fund	102	VMCAX	921943205	1%< 5yrs.	A	$1,000,000	Investor	Stock	Min IP $10,000
Tax-Managed Balanced Fund	103	VTMFX	921943304	1%< 5yrs.	Q	$250,000	Investor	Balanced	Min IP $10,000
VVIF Money Market	104	NA	921925103	NA	M	$3,000,000	VVIF	Money Market
VVIF Balanced Portfolio	106	NA	921925400	NA	A	$1,000,000	VVIF	Balanced
VVIF Equity Index	107	NA	921925301	NA	A	$500,000	VVIF	Stock
VVIF Equity Income	108	NA	921925608	NA	A	$500,000	VVIF	Stock
VVIF Growth	109	NA	921925509	NA	A	$500,000	VVIF	Stock
VVIF International	110	NA	921925707	NA	A	$1,000,000	VVIF	Stock
Capital Opportunity Fund	111	VHCOX	922038302	1%< 1 yrs.	A	$5,000,000	Investor	Stock	Closed Fund
Total International Stock Index Fund	113	VGTSX	921909602	2%< 2 mos.	A	$1,000,000	Investor	Stock
Strategic Equity Fund	114	VSEQX	922038104	NA	A	$1,000,000	Investor	Stock	Min IP $10,000
Tax-Managed Small-Cap Fund	116	VTMSX	921943403	1%< 5yrs.	A	$1,000,000	Investor	Stock	Min IP $10,000
Tax Managed Small-Cap Fund Inst.	118	VTSIX	921943502	1%< 5yrs.	A	$1,000,000	Institutional	Stock	Min IP $5 million
Inflation Protected Securities Fund	119	VIPSX	922031869	NA	Q	$7,500,000	Investor	Bond
LifeStrategy Growth Fund	122	VASGX	921909503	NA	S	$1,000,000	Investor	Balanced
REIT Index Fund	123	VGSIX	921908703	1% out< 1yr.	Q	$1,000,000	Investor	Stock
U.S. Value Fund	124	VUVLX	922020201	NA	A	$1,000,000	Investor	Stock
Total Stock Market Index Trust Inst.	125	NA	92202V203	NA	*	$500,000	Institutional	Stock	Min IP $400 million
International Explorer Fund	126	VINEX	921946208	2% out< 2 mos.	A	$1,000,000	Investor	Stock	Min IP $25,000
Tax-Managed International Fund	127	VTMGX	921943809	1%< 5yrs.	A	$500,000	Investor	Stock	Min IP $10,000
Global Equity Fund	129	VHGEX	922038203	NA	A	$1,000,000	Investor	Stock
Short-Term Bond Index Fund	132	VBISX	921937207	NA	M	$7,500,000	Investor	Bond
Tax-Managed Capital Appreciation Fund Inst.	135	VTCIX	921943601	1%< 5yrs.	A	$1,000,000	Institutional	Stock	Min IP $5 million
Tax-Managed Growth & Income Fund Inst.	136	VTMIX	921943700	1%< 5yrs.	Q	$500,000	Institutional	Stock	Min IP $5 million
Tax-Managed International Fund Inst.	137	VTMNX	921943882	1%< 5yrs.	A	$500,000	Institutional	Stock	Min IP $5 million

Vanguard Large Transaction List	Attachment A	Effective 12/21/2010

FUND NAME	FUND	QUOTRON	CUSIP	FEES	DIST	LARGE NOTIFY	SHARE CLASS	INV TYPE	INFO
VVIF ST Investment Grade	144	NA	921925863	NA	M	$1,000,000	VVIF	Bond
VVIF Small Company Growth	161	NA	921925889	NA	A	$1,000,000	VVIF	Stock
NY Tax-Exempt Money Market	163	VYFXX	92204H202	NA	M	$1,000,000	Investor	Money Market
MA Tax-Exempt Fund	168	VMATX	92204X108	NA	M	$500,000	Investor	Bond
Russell 1000 Value Index Trust	191	NA	92202V880	NA	*	$500,000		Stock	Min IP $25 Million
Vanguard FTSE Social Index Fund	213	VFTSX	921910303	NA	A	$100,000	Investor	Stock
Total Bond Market Index Inst.	222	VBTIX	921937504	NA	M	$15,000,000	Institutional	Bond	Min IP $5 million
Vanguard FTSE Social Index Fund Institional	223	VFTNX	921910402	NA	A	$100,000	Institutional	Stock	Min IP $5 million
Developed Markets Index Fund	227	VDMIX	921909701	2% out< 2 mos.	A	$1,000,000	Investor	Stock
Institutional Developed Markets	234	VIDMX	921909800	2% out< 2 mos.	A	$1,000,000	Institutional	Stock	Merged into Fund 885
European Stock Index Fund Inst.	235	VESIX	922042502	2% Out< 2 mos.	A	$1,000,000	Institutional	Stock	Min IP $5 million
Pacific Stock Index Fund Inst.	237	VPKIX	922042403	2% Out< 2 mos.	A	$1,000,000	Institutional	Stock	Min IP $5 million
Emerging Markets Stock Index Inst.	239	VEMIX	922042601	0.50% in/0.25% out	A	$1,000,000	Institutional	Stock	Min IP $5 million
VVIF Total Bond Market	257	NA	921925202	NA	M	$750,000	VVIF	Bond	No automated IP
VVIF High Yield Bond	260	NA	921925806	NA	M	$500,000	VVIF	Bond
VVIF Short-Term Corp.	274	NA	921925863	NA	A	$1,000,000	VVIF	Bond
VVIF Capital Growth	277	NA	921925822	NA	A	$250,000	VVIF	Bond
VVIF Diversified Value	278	NA	921925871	NA	A	$1,000,000	VVIF	Stock
VVIF Total Stock Market Index	287	NA	921925814	NA	A	$500,000	VVIF	Stock
VVIF Mid-Cap Index	288	NA	921925855	NA	A	$100,000	VVIF	Stock
Russell 1000 Growth Index	291	NA	92202V807	NA	*	$250,000		Stock	Min IP $25 Million
Russell 1000 Index Trust	293	NA	92202V815	NA	*	$100,000		Stock	Min IP $25 Million
Russell 2000 Value Index	295	NA	92202V864	NA	*	$200,000		Stock	Min IP $25 Million
Russell 2000 Growth Index	296	NA	92202V872	NA	*	$100,000		Stock	Min IP $25 Million
Russell 3000 Index Trust	298	NA	92202V856	NA	*	$50,000		Stock	Min IP $25 Million
Mid-Cap Growth Fund	301	VMGRX	921946307	NA	A	$1,000,000	Investor	Stock	Min IP $10,000
Target Retirement Fund 2005	302	VTOVX	92202E201	NA	A	$500,000	Investor	Balanced
Target Retirement Fund 2015	303	VTXVX	92202E300	NA	A	$1,000,000	Investor	Balanced
Target Retirement Fund 2025	304	VTTVX	92202E409	NA	A	$1,000,000	Investor	Balanced
Target Retirement Fund 2035	305	VTTHX	92202E508	NA	A	$1,000,000	Investor	Balanced
Target Retirement Fund 2045	306	VTIVX	92202E607	NA	A	$1,000,000	Investor	Balanced
Large Cap Index Fund	307	VLACX	922908587	NA	Q	$500,000	Investor	Stock
Target Retirement Fund Income	308	VTINX	92202E102	NA	Q	$500,000	Investor	Balanced
Intermediate-Term Bond Index Fund	314	VBIIX	921937306	NA	M	$2,750,000	Investor	Bond
Capital Value Fund	328	VCVLX	922020409	NA	A	$500,000	Investor	Stock	Closed to new Invest
Institutional Total Bond Market Index	337	VITBX	922040506	NA	M	$1,500,000	Institutional	Bond	Closed Fund
Retirement Savings Trust II	338	NA	92202V401	NA	*	$1,000,000			Closed Fund
Retirement Savings Trust III	340	NA	92202V500	NA	*	$1,000,000
Retirement Savings Trust IV	348	NA	92202V609	NA	*	$1,000,000
VVIF REIT Index	349	NA	921925848	NA	A	$100,000	VVIF	Stock	No automated IP
Balanced Index Fund Admiral	502	VBIAX	921931200	NA	Q	$2,000,000	Admiral	Balanced	Closed Fund
IT Bond Index Fund Institutional	504	VBIMX	921937884	NA	M	$2,750,000	Institutional	Bond	Min IP $25 million
Value Index Fund Admiral	506	VVIAX	922908678	NA	Q	$1,000,000	Admiral	Stock	Closed Fund
Growth Index Fund Admiral	509	VIGAX	922908660	NA	Q	$1,000,000	Admiral	Stock	Closed Fund
NJ LT Tax-Exempt Fund Admiral	514	VNJUX	92204F305	NA	M	$1,000,000	Admiral	Bond	Min IP $100,000

Vanguard Large Transaction List	Attachment A	Effective 12/21/2010

FUND NAME	FUND	QUOTRON	CUSIP	FEES	DIST	LARGE NOTIFY	SHARE CLASS	INV TYPE	INFO
FL LT Tax-Exempt Fund Admiral	518	VFLRX	922033204	NA	M	$1,000,000	Admiral	Bond	Min IP $100,000
Wellington Fund Admiral	521	VWENX	921935201	NA	Q	$10,000,000	Admiral	Balanced	Min IP $100,000
Long-Term Bond Index Fund	522	VBLTX	921937405	NA	M	$500,000	Investor	Bond
US Growth Fund Admiral	523	VWUAX	921910600	NA	A	$5,000,000	Admiral	Stock	Min IP $100,000
Morgan Growth Fund Admiral	526	VMRAX	921928206	NA	A	$5,000,000	Admiral	Stock	Min IP $100,000
Wellesley Income Fund Admiral	527	VWIAX	921938205	NA	Q	$5,000,000	Admiral	Balanced	Min IP $100,000
Employee Benefit Index (EBIF)	528	NA	92202V302	NA	*	$1,000,000
High-Yield Corporate Fund Admiral	529	VWEAX	922031760	1% out< 1yr.	M	$5,000,000	Admiral	Bond	Min IP $100,000
Limited-Term Tax-Exempt Fund Admiral	531	VMLUX	922907886	NA	M	$1,000,000	Admiral	Bond	Min IP $100,000
Short-Term Treasury Fund Admiral	532	VFIRX	922031851	NA	M	$1,000,000	Admiral	Bond	Min IP $100,000
Emerging Markets Stock Index Fund	533	VEIEX	922042304	0.50% in/0.25% out	A	$1,000,000	Investor	Stock
Intermediate-Term Treasury Fund Admiral	535	VFIUX	922031828	NA	M	$1,000,000	Admiral	Bond	Min IP $100,000
GNMA Fund Admiral	536	VFIJX	922031794	NA	M	$10,000,000	Admiral	Bond	Min IP $100,000
Short-Term Investment Grade Fund Admiral	539	VFSUX	922031836	NA	M	$5,000,000	Admiral	Bond	Min IP $100,000
500 Index Fund Admiral	540	VFIAX	922908710	NA	Q	$2,000,000	Admiral	Stock	Closed Fund
Short-Term Tax-Exempt Fund Admiral	541	VWSUX	922907803	NA	M	$1,000,000	Admiral	Bond	Min IP $100,000
Intermediate-Term Tax-Exempt Fund Admiral	542	VWIUX	922907878	NA	M	$1,000,000	Admiral	Bond	Min IP $100,000
Long-Term Tax-Exempt Fund Admiral	543	VWLUX	922907860	NA	M	$1,000,000	Admiral	Bond	Min IP $100,000
Growth Equity Fund	544	VGEQX	921921201	NA	A	$1,000,000	Investor	Stock	Min IP $10,000
LT Bond Index Fund Institutional	545	VBLLX	921937876	NA	M	$500,000	Institutional	Bond	Min IP $25 million
Small-Cap Index Fund Admiral	548	VSMAX	922908686	NA	A	$2,000,000	Admiral	Stock	Closed Fund
Short-Term Federal Fund Admiral	549	VSGDX	922031844	NA	M	$10,000,000	Admiral	Bond	Min IP $100,000
Energy Fund Admiral	551	VGELX	921908802	1% out< 1 yr.	A	$1,000,000	Admiral	Stock	Min IP $100,000
Health Care Fund Admiral	552	VGHAX	921908885	1% out< 1 yrs.	A	$10,000,000	Admiral	Stock	Min IP $100,000
PRIMECAP Fund Admiral	559	VPMAX	921936209	1% out< 1 yrs.	A	$10,000,000	Admiral	Stock	Closed Fund
Equity Income Fund Admiral	565	VEIRX	921921300	NA	Q	$2,000,000	Admiral	Stock	Min IP $100,000
Long-Term Investment Grade Fund Admiral	568	VWETX	922031778	NA	M	$5,000,000	Admiral	Bond	Min IP $100,000
Total International Stock Index Admiral	569	VTIAX	921909818	2% out< 60 days.	A	$1,000,000	Admiral	Stock	Min IP $10,000
Intermediate-Term Inv. Grade Fund Admiral	571	VFIDX	922031810	NA	M	$5,000,000	Admiral	Bond	Min IP $100,000
Pacific Stock Index Fund Admiral	572	VPADX	922042700	2% out< 2 mos.	A	$1,000,000	Admiral	Stock	Closed Fund
Windsor II Fund Admiral	573	VWNAX	922018304	NA	S	$5,000,000	Admiral	Stock	Min IP $100,000
CA Long-Term Tax-Exempt Fund - Admiral	575	VCLAX	922021506	NA	M	$1,000,000	Admiral	Bond	Min IP $100,000
NY Long-Term Tax-Exempt Fund Admiral	576	VNYUX	92204H301	NA	M	$1,000,000	Admiral	Bond	Min IP $100,000
PA Long-Term Tax-Exempt Fund Admiral	577	VPALX	92204L302	NA	M	$1,000,000	Admiral	Bond	Min IP $100,000
Asset Allocation Fund Admiral	578	VAARX	922020300	NA	S	$3,000,000	Admiral	Balanced	Closed Fund
European Stock Index Fund Admiral	579	VEUSX	922042809	2% out< 2 mos.	A	$1,000,000	Admiral	Stock	Closed Fund
International Growth Fund Admiral	581	VWILX	921910501	2% out< 2 mos.	A	$2,000,000	Admiral	Stock	Min IP $100,000
Long Term-Treasury Fund Admiral	583	VUSUX	922031786	NA	M	$1,000,000	Admiral	Bond	Min IP $100,000
Total Bond Market Index Fund Admiral	584	VBTLX	921937603	NA	M	$15,000,000	Admiral	Bond	Closed Fund
Total Stock Market Index Fund Admiral	585	VTSAX	922908728	NA	Q	$2,000,000	Admiral	Stock	Closed Fund
Growth and Income Fund Admiral	593	VGIAX	921913208	NA	S	$2,000,000	Admiral	Stock	Min IP $100,000
Extended Market Index Fund Admiral	598	VEXAX	922908694	NA	A	$1,000,000	Admiral	Stock	Closed Fund
Dividend Appreciation Index Fund	602	VDAIX	921908851	NA	Q	$250,000	Investor	Stock
Diversified Equity Fund	608	VDEQX	921939401	NA	A	$500,000	Investor	Stock
Strategic Small Cap Equity Fund	615	VSTCX	922038609	NA	A	$100,000	Investor	Stock

Vanguard Large Transaction List	Attachment A	Effective 12/21/2010

FUND NAME	FUND	QUOTRON	CUSIP	FEES	DIST	LARGE NOTIFY	SHARE CLASS	INV TYPE	INFO
High Dividend Yield Index Fund	623	VHDYX	921946505	NA	Q	$100,000	Investor	Stock
Vanguard Total World Stock Index Fund	628	VTWSX	922042767	0.25% in, 2% out< 2 mos.	A	$100,000	Investor	Stock
Vanguard Market Neutral Fund	634	VMNFX	92205G104	1% if held < 1 year	A	$25,000	Investor	Stock	Min IP $250K
Target Retirement 2010 Fund	681	VTENX	92202E706	NA	A	$500,000	Investor	Balanced
Target Retirement 2020 Fund	682	VTWNX	92202E805	NA	A	$1,000,000	Investor	Balanced
Target Retirement 2030 Fund	695	VTHRX	92202E888	NA	A	$1,000,000	Investor	Balanced
Target Retirement 2040 Fund	696	VFORX	92202E870	NA	A	$500,000	Investor	Balanced
Target Retirement 2050 Fund	699	VFIFX	92202E862	NA	A	$500,000	Investor	Balanced
LifeStrategy Income Fund	723	VASIX	921909206	NA	Q	$1,000,000	Investor	Balanced
LifeStrategy Conservative Growth Fund	724	VSCGX	921909305	NA	Q	$1,000,000	Investor	Balanced
Vanguard Market Neutral Fund Institutional	734	VMNIX	92205G203	1% if held < 1 year	A	$25,000	Institutional	Stock	Min IP $5 Million
European Stock Index Trust Fund	735	NA	92202V765	NA	*	$100,000
Pacific Stock Index Trust Fund	737	NA	92202V757	NA	*	$100,000
Vanguard Global ex-U.S. Real Estate Investors	738	VGXRX	922042692	0.25% in/out	A	$25,000	Investor	Stock	Min IP $3,000
FTSE All-World ex-US Index Fund	770	VFWIX	922042791	2% out< 2 mos.	A	$1,000,000	Investor	Stock
Large Cap Index Institutional	807	VLISX	922908561	NA	Q	$500,000	Institutional	Stock	Min IP $5 million
Vanguard Total World Stock Index Fund Inst.	826	VTWIX	922042759	0.25% in, 2% out< 2 mos.	A	$100,000	Institutional	Stock	Min IP $5 Million
Vanguard Mega Cap300 Index Fund Inst	828	VMCTX	921910857	NA	Q	$50,000	Institutional	Stock	Min IP $5 Million
Mid-Cap Growth Index Fund	832	VMGIX	922908546	NA	A	$250,000	Investor	Stock
Mid-Cap Value Index Fund	835	VMVIX	922908520	NA	A	$250,000	Investor	Stock
Vanguard Mega Cap 300 Growth Index Fund Inst	838	VMGAX	921910782	NA	Q	$50,000	Institutional	Stock	Min IP $5 Million
Vanguard Mega Cap 300 Value Index Fund Inst	839	VMVLX	921910824	NA	Q	$50,000	Institutional	Stock	Min IP $5 Million
Vanguard Total Bond Market Index Fund Inst Plus	850	VBMPX	921937785	NA	M	$15,000,000	Institutional	Bond	Min IP $100 Million
Institutional Index Fund Plus	854	VIIIX	922040209	NA	Q	$1,000,000	Institutional	Stock	Min IP $200 million
Total Stock Market Index Fund Inst.	855	VITSX	922908801	NA	Q	$2,000,000	Institutional	Stock	Min IP $5 million
Extended Market Index Fund Inst.	856	VIEIX	922908884	NA	A	$1,000,000	Institutional	Stock	Min IP $5 million
Small-Cap Index Fund Inst.	857	VSCIX	922908876	NA	A	$2,000,000	Institutional	Stock	Min IP $5 million
Short-Term Corporate Fund Inst.	858	VFSIX	922031877	NA	M	$5,000,000	Institutional	Bond	Min IP $50 million
Mid-Cap Index Fund	859	VIMSX	922908843	NA	A	$1,000,000	Investor	Stock
Small-Cap Value Index Fund	860	VISVX	922908793	NA	A	$1,000,000	Investor	Stock
Small-Cap Growth Index Fund	861	VISGX	922908827	NA	A	$1,000,000	Investor	Stock
Mid-Cap Index Fund Inst.	864	VMCIX	922908835	NA	A	$1,000,000	Institutional	Bond	Min IP $5 million
Small-Cap Value Index Fund Inst.	865	VSIIX	922908785	NA	A	$1,000,000	Institutional	Stock	Min IP $5 million
Small-Cap Growth Index Fund Inst.	866	VSGIX	922908819	NA	A	$1,000,000	Institutional	Stock	Min IP $5 million
Value Index Fund Inst.	867	VIVIX	922908850	NA	Q	$1,000,000	Institutional	Stock	Min IP $5 million
Growth Index Fund Inst.	868	VIGIX	922908868	NA	Q	$1,000,000	Institutional	Stock	Min IP $5 million
Balanced Index Fund Inst.	869	VBAIX	921931309	NA	Q	$2,000,000	Institutional	Balanced	Min IP $5 million
Institutional Total Stock Market Index Fund Inst.	870	VITNX	922040308	NA	Q	$1,000,000	Institutional	Stock	Min IP $100 million
Inst’l / Total Stock Market Index Fund Plus	871	VITPX	922040407	NA	Q	$1,000,000	Institutional	Stock	Min IP $200 million
Structured Large Cap Equity Fund Inst	872	VSLIX	921913307	NA	A	$25,000	Institutional	Stock	Min IP $5 million
Structured Large Cap Equity Fund Inst Plus	873	VSLPX	921913406	NA	A	$25,000	Institutional	Stock	Min IP $200 million
Structured Large Cap Value Fund Inst	874	VSEVX	921913885	NA	A	$25,000	Institutional	Stock	Min IP $5 million
Structured Large Cap Value Fund Inst Plus	875	VSLVX	921913877	NA	A	$25,000	Institutional	Stock	Min IP $200 million
Structured Large Cap Growth Fund Inst	876	VSTLX	921913505	NA	A	$25,000	Institutional	Stock	Min IP $5 million
Structured Large Cap Growth Fund Inst Plus	877	VSGPX	921913604	NA	A	$25,000	Institutional	Stock	Min IP $200 million

Vanguard Large Transaction List	Attachment A	Effective 12/21/2010

FUND NAME	FUND	QUOTRON	CUSIP	FEES	DIST	LARGE NOTIFY	SHARE CLASS	INV TYPE	INFO
FTSE All-World ex-US Index Fund Inst	881	VFWSX	922042783	2% out< 2 mos.	A	$1,000,000	Institutional	Stock	Min IP $5 million
Structured Broad Market Fund Inst	882	VSBMX	921913703	NA	A	$25,000	Institutional	Stock	Min IP $5 million
Structured Broad Market Fund Inst Plus	883	VSBPX	921913802	NA	A	$25,000	Institutional	Stock	Min IP $200 million
FTSE All-World ex-US Small-Cap Index Fund Inst	884	VFSNX	922042726	0.75% in/out	A	$100,000	Institutional	Stock	Min IP $5 million
Developed Markets Index Fund - Inst	885	VIDMX	921909826	2% out< 2 mos.		$1,000,000	Institutional	Stock	Min IP $5 million
LifeStrategy Moderate Growth Fund	914	VSMGX	921909404	NA	S	$1,000,000	Investor	Balanced
Selected Value Fund	934	VASVX	921946109	1% out< 1 yrs.	A	$2,000,000	Investor	Stock	Min IP $25,000
Inflation Protected Securities Fund Inst.	1190	VIPIX	922031745	NA	Q	$7,500,000	Institutional	Bond	Min IP $5 million
PRIMECAP Core Fund	1220	VPCCX	921921508	1% out< 1 yr.	A	$5,000,000	Investor	Stock	Closed Fund
Vanguard Ext Duration Treasury Index Fund Inst.	1275	VEDTX	921910881	0.25% in	Q	$100,000	Institutional	Bond	Min IP $5 Million
Vanguard Ext Duration Treas. Index Fund Inst. Plus	1276	VEDIX	921910808	0.25% in	Q	$100,000	Institutional	Bond	Min IP $100 Million
500 Index Fund Signal	1340	VIFSX	922908496	NA	Q	$2,000,000	Signal	Stock	Amendment**
Total Stock Market Index Fund Signal	1341	VTSSX	922908488	NA	Q	$2,000,000	Signal	Stock	Amendment**
Extended Market Index Fund Signal	1342	VEMSX	922908439	NA	A	$1,000,000	Signal	Stock	Amendment**
Large-Cap Index Fund Signal	1343	VLCSX	922908454	NA	Q	$500,000	Signal	Stock	Amendment**
Mid-Cap Index Fund Signal	1344	VMISX	922908447	NA	A	$1,000,000	Signal	Stock	Amendment**
Small-Cap Index Fund Signal	1345	VSISX	922908421	NA	A	$2,000,000	Signal	Stock	Amendment**
Value Index Fund Signal	1346	VVISX	922908462	NA	Q	$1,000,000	Signal	Stock	Amendment**
Growth Index Fund Signal	1347	VIGSX	922908470	NA	Q	$1,000,000	Signal	Stock	Amendment**
Balanced Index Fund Signal	1348	VBASX	921931408	NA	Q	$2,000,000	Signal	Balanced	Amendment**
Short-Term Bond Index Fund Signal	1349	VBSSX	921937850	NA	M	$7,500,000	Signal	Bond	Amendment**
Intermediate-Term Bond Index Fund Signal	1350	VIBSX	921937843	NA	M	$2,750,000	Signal	Bond	Amendment**
Total Bond Market Index Fund Signal	1351	VBTSX	921937868	NA	M	$15,000,000	Signal	Bond	Amendment**
European Stock Index Fund Signal	1352	VESSX	922042833	2% out< 2 mos.	A	$1,000,000	Signal	Stock	Amendment**
Pacific Stock Index Fund Signal	1353	VPASX	922042825	2% out< 2 mos.	A	$1,000,000	Signal	Stock	Amendment**
Emerging Markets Stock Index Fund Signal	1354	VERSX	922042817	0.50% in/0.25% out	A	$1,000,000	Signal	Stock	Amendment**
REIT Index Fund Signal	1355	VGRSX	921908836	1% out< 1 yr.	Q	$1,000,000	Signal	Stock	Amendment**
Target Retirement Income Trust	1461	NA	92202V633	NA	M	$100,000		Balanced	Amendment**
Target Retirement 2010 Trust	1462	NA	92202V625	NA	A	$250,000		Balanced	Amendment**
Target Retirement 2015 Trust 1	1463	NA	92202V617	NA	A	$500,000		Balanced	Amendment**
Target Retirement 2020 Trust 1	1464	NA	92202V591	NA	A	$500,000		Balanced	Amendment**
Target Retirement 2025 Trust 1	1465	NA	92202V583	NA	A	$500,000		Balanced	Amendment**
Target Retirement 2030 Trust 1	1466	NA	92202V575	NA	A	$500,000		Balanced	Amendment**
Target Retirement 2035 Trust 1	1467	NA	92202V567	NA	A	$250,000		Balanced	Amendment**
Target Retirement 2040 Trust 1	1468	NA	92202V559	NA	A	$250,000		Balanced	Amendment**
Target Retirement 2045 Trust 1	1469	NA	92202V542	NA	A	$100,000		Balanced	Amendment**
Target Retirement 2050 Trust 1	1470	NA	92202V534	NA	A	$100,000		Balanced	Amendment**
Target Retirement Income Trust II	1471	NA	92202V740	NA	A	$100,000		Balanced	Amendment**
Target Retirement 2010 Trust II	1472	NA	92202V732	NA	A	$250,000		Balanced	Amendment**
Target Retirement 2015 Trust II	1473	NA	92202V724	NA	A	$500,000		Balanced	Amendment**
Target Retirement 2020 Trust II	1474	NA	92202V716	NA	A	$500,000		Balanced	Amendment**
Target Retirement 2025 Trust II	1475	NA	92202V690	NA	A	$500,000		Balanced	Amendment**
Target Retirement 2030 Trust II	1476	NA	92202V682	NA	A	$500,000		Balanced	Amendment**
Target Retirement 2035 Trust II	1477	NA	92202V674	NA	A	$250,000		Balanced	Amendment**
Target Retirement 2040 Trust II	1478	NA	92202V666	NA	A	$250,000		Balanced	Amendment**

Vanguard Large Transaction List	Attachment A	Effective 12/21/2010

FUND NAME	FUND	QUOTRON	CUSIP	FEES	DIST	LARGE NOTIFY	SHARE CLASS	INV TYPE	INFO
Target Retirement 2045 Trust II	1479	NA	92202V658	NA	A	$100,000		Balanced	Amendment**
Target Retirement 2050 Trust II	1480	NA	92202V641	NA	A	$100,000		Balanced	Amendment**
Target Retirement 2005 Trust I	1481	NA	92202V518	NA	A	$100,000		Balanced	Amendment**
Target Retirement 2005 Trust II	1482	NA	92202V526	NA	A	$100,000		Balanced	Amendment**
Target Retirement 2055	1487	VFFVX	92202E847	NA	A	$25,000	Investor	Balanced
Target Retirement 2055 Trust 1	1488	NA	92202V484	NA	A	$25,000		Balanced	Amendment**
Target Retirement 2055 Trust II	1489	NA	92202V476	NA	A	$25,000		Balanced	Amendment**
Vanguard Managed Payout Growth Focus Fund	1497	VPGFX	92205M101	NA	M	$50,000	Investor	Balanced	Min IP $25,000
Vanguard Managed Payout Growth and Dist Fund	1498	VPGDX	92205M200	NA	M	$50,000	Investor	Balanced	Min IP $25,000
Vanguard Managed Payout Distribution Focus Fund	1499	VPDFX	92205M309	NA	M	$50,000	Investor	Balanced	Min IP $25,000
Short-Term Government Bond Index Fund Inst.	1642	VSBIX	92206C201	NA	M	$50,000	Institutional	Bond	Min IP $5,000,000
Intermed-Term Government Bond Index Fund Inst.	1643	VIIGX	92206C805	NA	M	$50,000	Institutional	Bond	Min IP $5,000,000
Long-Term Government Bond Index Fund Inst	1644	VLGIX	92206C839	NA	M	$25,000	Institutional	Bond	Min IP $5,000,000
Short-Term Corporate Bond Index Inst.	1645	VSTBX	92206C508	0.25% in	M	$100,000	Institutional	Bond	Min IP $5,000,000
Intermediate-Term Corporate Bond Index Inst.	1646	VICBX	92206C862	0.50% in	M	$50,000	Institutional	Bond	Min IP $5,000,000
Long-Term Corporate Bond Index Inst.	1647	VLCIX	92206C797	1.00% in	M	$25,000	Institutional	Bond	Min IP $5,000,000
Mortgage-Backed Securities Index Fund Inst.	1648	VMBIX	92206C763	NA	M	$25,000	Institutional	Bond	Min IP $5,000,000
FTSE All-World ex-US Small-Cap Index Fund	1684	VFSVX	922042734	0.75% in/out	A	$100,000	Investor	Stock
Vanguard Global ex-US Real Estate	1758	VGRLX	922042668	0.25% in/out	A	$25,000	Signal	Stock	Amendment**
Total International Stock Index Signal	1769	VTSGX	921909792	2% out< 2 mos.	A	$1,000,000	Signal	Stock
Vanguard S&P 500 Value Index Fund Institutional	1840	VSPVX	921932802	NA	Q	$50,000	Institutional	Stock	Min IP $5,000,000
Vanguard S&P 500 Growth Index Fund Institutional	1841	VSPGX	921932604	NA	Q	$50,000	Institutional	Stock	Min IP $5,000,000
Vanguard S&P Mid-Cap 400 Index Fund Inst	1842	VSPMX	921932877	NA	A	$50,000	Institutional	Stock	Min IP $5,000,000
Vanguard S&P Mid-Cap 400 Growth Indx Fund Instit	1843	VNCGX	921932851	NA	A	$50,000	Institutional	Stock	Min IP $5,000,000
Vanguard S&P Mid-Cap 400 Value Index Fund Instit	1844	VMFVX	921932836	NA	A	$50,000	Institutional	Stock	Min IP $5,000,000
Vanguard S&P Small-Cap 600 Index Institutional	1845	VSMSX	921932810	NA	A	$50,000	Institutional	Stock	Min IP $5,000,000
Vanguard S&P Small-Cap 600 Value Institutional	1846	VSMVX	921932760	NA	A	$50,000	Institutional	Stock	Min IP $5,000,000
Vanguard S&P Small-Cap 600 Growth Institutional	1847	VSGNX	921932786	NA	A	$50,000	Institutional	Stock	Min IP $5,000,000
Vanguard Russell 1000 Index Fund Institutional	1848	VRNIX	92206C722	NA	Q	$50,000	Institutional	Stock	Min IP $5,000,000
Vanguard Russell 1000 Value Index Fund Instit	1849	VRVIX	92206C698	NA	Q	$50,000	Institutional	Stock	Min IP $5,000,000
Vanguard Russell 1000 Growth Index Institutional	1850	VRGWX	92206C672	NA	Q	$50,000	Institutional	Stock	Min IP $5,000,000
Vanguard Russell 2000 Index Fund Institutional	1851	VRTIX	92206C656	NA	A	$50,000	Institutional	Stock	Min IP $5,000,000
Vanguard Russell 2000 Value Index Fund Instit	1852	VRTVX	92206C631	NA	A	$50,000	Institutional	Stock	Min IP $5,000,000
Vanguard Russell 2000 Growth Index Institutional	1853	VRTGX	92206C615	NA	A	$50,000	Institutional	Stock	Min IP $5,000,000
Vanguard Russell 3000 Index Fund Institutional	1854	VRTTX	92206C581	NA	Q	$50,000	Institutional	Stock	Min IP $5,000,000
Vanguard Global ex-U.S. Real Estate Institutional	1858	VGRNX	922042684	0.25% in/out	A	$25,000	Institutional	Stock	Min IP $5,000,000
Vanguard Mid Cap Index Institutional Plus	1859	VMCPX	922908389	NA	A	$1,000,000	Institutional	Stock	Min IP $100,000,000
Vanguard Extended Markets Index Fund Institutional	1860	VEMPX	922908371	NA	A	$1,000,000	Institutional	Stock	Min IP $100,000,000
Vanguard Small Cap Index Fund Institutional Plus Shares	1861	VSCPX	922908397	NA	A	$2,000,000	Institutional	Stock	Min IP $100,000,000
Vanguard Developed Markets Index Institutional Plus	1862	VDMPX	921909750	2% out< 2 mos.	A	$1,000,000	Institutional	Stock	Min IP $100,000,000
Vanguard European Stock Index Fund Institutional Plus	1863	VEUPX	922042627	2% out< 2 mos.	A	$1,000,000	Institutional	Stock	Min IP $100,000,000
Vanguard Pacific Stock Index Fund Institutional Plus	1864	VPAPX	922042643	2% out< 2 mos.	A	$1,000,000	Institutional	Stock	Min IP $100,000,000
Vanguard Emerging Markets Stock Index Fund Instit Plus	1865	VEMRX	922042650	0.50% in/0.25%out	A	$1,000,000	Institutional	Stock	Min IP $100,000,000

Vanguard Large Transaction List	Attachment A	Effective 12/21/2010

FUND NAME	FUND	QUOTRON	CUSIP	FEES	DIST	LARGE NOTIFY	SHARE CLASS	INV TYPE	INFO
Vanguard FTSE All-World ex-US Index Fund Institutional Plus	1866	VFWPX	922042635	2% out< 2 mos.	A	$1,000,000	Institutional	Stock	Min IP $100,000,000
Total International Stock Index Institutional	1869	VTSNX	921909784	2% out< 60 days	A	$1,000,000	Institutional	Stock	Min IP $5,000,000
Total International Stock Index Institutional Plus	1870	VTPSX	921909776	2% out< 60 days	A	$1,000,000	Institutional	Stock	Min IP $100,000,000
Short-Term Government Bond Index Fund	1942	VSBSX	92206C300	NA	M	$50,000	Signal	Bond	Amendment**
Intermediate-Term Government Bond Index Fund	1943	VSIGX	92206C888	NA	M	$50,000	Signal	Bond	Amendment**
Long-Term Government Bond Index Fund	1944	VLGSX	92206C821	NA	M	$25,000	Signal	Bond	Amendment**
Short-Term Corporate Bond Index	1945	VSCSX	92206C607	0.25% in	M	$100,000	Signal	Bond	Amendment**
Intermediate-Term Corporate Bond Index	1946	VICSX	92206C854	0.50% in	M	$50,000	Signal	Bond	Amendment**
Long-Term Corporate Bond Index Signal	1947	VLTCX	92206C789	1.00% in	M	$25,000	Signal	Bond	Amendment**
Mortgage-Backed Securities Index Fund Signal	1948	VMBSX	92206C755	NA	M	$25,000	Signal	Bond	Amendment**
REIT Index Fund Institutional	3123	VGSNX	921908869	1% out< 1 yr.	Q	$1,000,000	Institutional	Stock	Min IP $5 million
Windsor Fund Admiral	5022	VWNEX	922018403	NA	S	$5,000,000	Admiral	Stock	Min IP $100,000
Explorer Fund Admiral	5024	VEXRX	921926200	NA	A	$1,000,000	Admiral	Stock	Min IP $100,000
High-Yield Tax-Exempt Fund Admiral	5044	VWALX	922907845	NA	M	$1,000,000	Admiral	Bond	Min IP $100,000
CA Intermediate-Term Tax-Exempt Fund Admiral	5100	VCADX	922021407	NA	M	$1,000,000	Admiral	Bond	Min IP $100,000
Tax-Managed Growth and Income Fund Admiral	5101	VTGLX	921943874	1%< 5yrs.	Q	$500,000	Admiral	Stock	Min IP $100,000
Tax-Managed Capital Appreciation Fund Admiral	5102	VTCLX	921943866	1%< 5yrs.	A	$1,000,000	Admiral	Stock	Min IP $100,000
Capital Opportunity Fund Admiral	5111	VHCAX	922038500	1% out< 1 yrs.	A	$5,000,000	Admiral	Stock	Closed Fund
Inflation Protected Securities Fund Admiral	5119	VAIPX	922031737	NA	A	$7,500,000	Admiral	Bond	Min IP $100,000
REIT Index Fund Admiral	5123	VGSLX	921908877	1% out< 1yr.	Q	$1,000,000	Admiral	Stock	Closed Fund
Short-Term Bond Index Fund Admiral	5132	VBIRX	921937702	NA	M	$7,500,000	Admiral	Bond	Closed Fund
Large Cap Index Fund Admiral	5307	VLCAX	922908579	NA	Q	$500,000	Admiral	Stock	Closed Fund
Intermediate-Term Bond Index Fund Admiral	5314	VBILX	921937801	NA	M	$2,750,000	Admiral	Bond	Closed Fund
Energy Index Fund Admiral	5480	VENAX	92204A843	2% out< 1yr.	A	$200,000	Admiral	Stock	Min IP $100,000
Materials Index Fund Admiral	5481	VMIAX	92204A785	2% out< 1yr.	A	$100,000	Admiral	Stock	Min IP $100,000
Industrial Index Fund Admiral	5482	VINAX	92204A819	2% out< 1yr.	A	$100,000	Admiral	Stock	Min IP $100,000
Consumer Discretionary Index Fund Admiral	5483	VCDAX	92204A868	2% out< 1yr.	A	$50,000	Admiral	Stock	Min IP $100,000
Consumer Staples Index Fund Admiral	5484	VCSAX	92204A850	2% out< 1yr.	A	$100,000	Admiral	Stock	Min IP $100,000
Health Care Index Fund Admiral	5485	VHCIX	92204A827	2% out< 1yr.	A	$200,000	Admiral	Stock	Min IP $100,000
Financials Index Fund Admiral	5486	VFAIX	92204A835	2% out< 1yr.	A	$200,000	Admiral	Stock	Min IP $100,000
Information Technology Index Admiral	5487	VITAX	92204A793	2% out< 1yr.	A	$100,000	Admiral	Stock	Min IP $100,000
Telecommunications Index Fund Admiral	5488	VTCAX	92204A777	2% out< 1yr.	A	$100,000	Admiral	Stock	Min IP $100,000
Utilities Index Fund Admiral	5489	VUIAX	92204A769	2% out< 1yr.	A	$100,000	Admiral	Stock	Min IP $100,000
Emerging Markets Stock Index Fund Admiral	5533	VEMAX	922042841	0.50% in/0.25%out	A	$1,000,000	Admiral	Stock	Closed Fund
Mid-Cap Index Fund Admiral	5859	VIMAX	922908645	NA	A	$1,000,000	Admiral	Stock	Closed Fund

PLEASE NOTE:

•	IP = Initial Purchase
•	Dividend Codes: A = Annually, S = Semi-annually, Q = Quarterly, M = Monthly
**	May require an amendment or additional paperwork.